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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Waddell & Reed Financial, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 6, 2009

To the Stockholders of
Waddell & Reed Financial, Inc.:

              Waddell & Reed Financial, Inc.'s 2009 Annual Meeting of Stockholders will be held in the William T. Morgan Auditorium at the executive offices of the Company, 6300 Lamar Avenue, Overland Park, Kansas 66202 at 10:00 a.m., local time, on Wednesday, April 8, 2009.

              At the annual meeting, we will ask you to (1) approve the election of Dennis E. Logue and Ronald C. Reimer, who have been nominated by the Board, as directors, (2) ratify the appointment of KPMG LLP as our independent registered public accounting firm for the 2009 fiscal year, (3) consider and vote upon a stockholder proposal requiring an advisory vote on executive compensation, if properly presented at the annual meeting, and (4) transact such other business as may properly come before the annual meeting or any adjournments or postponements thereof. The accompanying formal notice and Proxy Statement further discuss the matters that will be presented for a stockholder vote.

              THE PROXY STATEMENT CONTAINS A STOCKHOLDER PROPOSAL THAT YOUR BOARD OF DIRECTORS BELIEVES IS NOT IN THE BEST INTEREST OF OUR STOCKHOLDERS. WE URGE YOU TO SUPPORT THE COMPANY AND ITS MANAGEMENT AND VOTE AGAINST THE STOCKHOLDER PROPOSAL.

              We have also enclosed our 2008 Annual Report, which is not a part of the proxy soliciting materials. If you have any questions or comments about the matters discussed in the Proxy Statement or about the operations of the Company, we will be pleased to hear from you. It is important that your shares be voted at the annual meeting. If you are unable to attend the annual meeting in person and wish to have your shares voted, you may vote by telephone, Internet or by filling in, signing and dating the enclosed proxy and returning it in the accompanying envelope as promptly as possible.

              We hope that you will take this opportunity to meet with us to discuss the results and operations of the Company for the 2008 fiscal year.

Sincerely,

Alan W. Kosloff Chairman of the Board	Henry J. Herrmann Chief Executive Officer

WADDELL AND REED FINANCIAL, INC.
6300 Lamar Avenue
Overland Park, Kansas 66202
(913) 236-2000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on April 8, 2009

To the Stockholders of
Waddell & Reed Financial, Inc.:

              I am pleased to give you notice that the 2009 Annual Meeting of Stockholders of Waddell & Reed Financial, Inc. (the "Company") will be held in the William T. Morgan Auditorium at the executive offices of the Company, 6300 Lamar Avenue, Overland Park, Kansas 66202 on Wednesday, April 8, 2009, at 10:00 a.m., local time.

              At the annual meeting, you will be asked to:

1.
Elect Dennis E. Logue and Ronald C. Reimer, who have been nominated by the Board, as directors to hold office until the 2012 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified.

2.
Ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2009.

3.
Consider and vote upon one stockholder proposal, if properly presented at the annual meeting.

4.
Transact such other business as may properly come before the annual meeting or any adjournments or postponements thereof.

              These matters are more fully discussed in the accompanying Proxy Statement.

              The Board of Directors has fixed Wednesday, February 11, 2009, at the close of business, as the record date for the determination of stockholders entitled to notice of, and to vote at, the annual meeting.

              All stockholders are cordially invited to attend the annual meeting in person. However, if you are unable to attend in person and wish to have your shares voted, YOU MAY VOTE BY TELEPHONE, INTERNET OR BY FILLING IN, SIGNING AND DATING THE ENCLOSED PROXY CARD OR VOTING INSTRUCTION FORM AND RETURNING IT IN THE ACCOMPANYING ENVELOPE AS PROMPTLY AS POSSIBLE. Regardless of how you deliver your proxy, you may revoke your proxy at any time before it is voted by submitting to the Secretary of the Company a written revocation or a proxy bearing a later date, or by attending the annual meeting and giving oral notice of your intention to vote in person.

              The annual meeting for which this notice is given may be adjourned or postponed from time to time without further notice other than announcement at the annual meeting or any adjournments or postponements thereof.

                  BY ORDER OF THE BOARD OF DIRECTORS

                  Wendy J. Hills
                   Vice President, Secretary & Associate General Counsel

              The accompanying Proxy Statement is dated March 6, 2009 and is first being mailed to stockholders on or about that date.

WADDELL & REED FINANCIAL, INC.

PROXY STATEMENT

              This Proxy Statement is furnished in connection with the solicitation of proxies by Waddell & Reed Financial, Inc. (the "Company"), on behalf of its Board of Directors (the "Board"), for the 2009 Annual Meeting of Stockholders. This Proxy Statement and the related proxy card are being distributed on or about March 6, 2009.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND
THE ANNUAL MEETING

When And Where Is The Annual Meeting?

              The annual meeting will be held in the William T. Morgan Auditorium at the Company's executive offices located at 6300 Lamar Avenue, Overland Park, Kansas 66202 at 10:00 a.m., local time, on Wednesday, April 8, 2009.

What Matters Will Be Voted Upon At The Annual Meeting?

              At the annual meeting you will be asked to:

  •
  Consider and vote upon a proposal to elect the nominees Dennis E. Logue and Ronald C. Reimer as Class II directors to hold office for a term of three years, expiring at the close of the Annual Meeting of Stockholders in 2012.

  •
  Consider and vote upon a proposal to ratify the appointment of KPMG LLP ("KPMG") as the Company's independent registered public accounting firm for the 2009 fiscal year.

  •
  Consider and vote upon a stockholder proposal to require an advisory vote on executive compensation, if properly presented at the annual meeting.

  •
  Transact such other business as may properly come before the annual meeting or any adjournments or postponements thereof.

What Constitutes A Quorum?

              The presence, either in person or by proxy, of the holders of at least a majority of the voting power of our issued and outstanding shares of Class A common stock is required to constitute a quorum for the transaction of business at the annual meeting. Abstentions and broker non-votes, which are described in more detail below, are counted as shares present at the annual meeting for purposes of determining whether a quorum exists.

Who Is Entitled To Vote?

              Only stockholders of record of the Company's Class A common stock at the close of business on Wednesday, February 11, 2009, which is the "record date," are entitled to notice of, and to vote at, the annual meeting. Shares that may be voted include shares that are held (1) directly by the stockholder of record, and (2) beneficially through a broker, bank or other nominee. Each share of our Class A common stock is entitled to one vote on each matter submitted for a vote at the annual meeting.

              As of the record date, there were approximately 84,927,396 shares of our Class A common stock issued and outstanding and entitled to be voted at the annual meeting.

What Is The Difference Between Holding Shares As A "Registered Owner" And As A "Beneficial Owner"?

              Most of the Company's stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between registered shares and those owned beneficially:

  •
  Registered Owners – If your shares are registered directly in your name with our transfer agent, Computershare Trust Company N.A., you are the stockholder of record. As the stockholder of record, you have the right to grant your voting proxy directly to the Company or to vote in person at the annual meeting.

  •
  Beneficial Owners – If your shares are held in a brokerage account, bank or by another nominee, you are the "beneficial owner" of shares held in street name. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote or to vote in person at the annual meeting. However, since you are not a stockholder of record, you may not vote these shares in person at the annual meeting unless you obtain a "legal proxy" from your broker, bank or other nominee (who is the stockholder of record), giving you the right to vote the shares.

What Stockholder Approval Is Necessary For Approval Of The Proposals?

  •
  Election of Directors

              The election of directors requires the affirmative vote of a plurality of the shares of our Class A common stock cast at the annual meeting. This means that the two Class II director nominees receiving the most votes will be elected. For purposes of this vote, a vote to abstain or withholding your vote (or a direction to a broker or other nominee to do so) are not counted as votes cast, and therefore, will have no effect on the outcome of the election of directors.

  •
  Ratification of the Appointment of the Company's Independent Registered Public Accounting Firm

              The ratification of the Audit Committee's appointment of KPMG as the Company's independent registered public accounting firm requires the affirmative vote of a majority of the shares of our Class A common stock cast at the annual meeting. For purposes of this vote, a vote to abstain (or a direction to a broker or other nominee to do so) is not counted as a vote cast, and therefore, will have no effect on this vote. Stockholder ratification is not required for the appointment of KPMG because the Audit Committee has the responsibility of appointing the Company's independent registered public accounting firm. However, we are submitting the proposal to solicit the opinion of our stockholders.

  •
  Stockholder Proposal – Advisory Vote on Executive Compensation

              The approval of the stockholder proposal to require an advisory vote on executive compensation requires the affirmative vote of a majority of the shares of our Class A common stock cast at the annual meeting. For purposes of this vote, a vote to abstain (or a direction to a broker or other nominee to do so) and a broker non-vote (as described below) are both not counted as a vote cast, and therefore, will have no effect on this vote.

              FOR THE REASONS SET FORTH IN PROPOSAL 3, THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE AGAINST THE STOCKHOLDER PROPOSAL TO APPROVE AN ADVISORY VOTE ON EXECUTIVE COMPENSATION.

              As of the record date, directors and executive officers of the Company beneficially owned (excluding currently exercisable options) an aggregate of approximately 2,633,449 shares of Class A common stock representing 3.1% of our Class A common stock issued and outstanding, and therefore, 3.1% of the voting power entitled to vote at the annual meeting. The Company believes that its directors and executive officers currently intend to vote their shares (1) FOR the election of Dennis E. Logue and Ronald C. Reimer as Class II directors, (2) FOR the ratification of KPMG as the Company's independent registered public accounting firm, and (3) AGAINST the stockholder proposal to require an advisory vote on executive compensation.

May I Vote My Shares In Person At The Annual Meeting?

              If you are the registered owner, you have the right to vote these shares in person at the annual meeting.

              If you are the beneficial owner of shares, you may vote these shares in person at the annual meeting if you have requested and received a legal proxy from your broker, bank or other nominee (the stockholder of record) giving you the right to vote the shares at the annual meeting, complete such legal proxy and present it to the Company at the annual meeting.

              Even if you plan to attend the annual meeting, we recommend that you submit your proxy card or voting instructions so that your vote will be counted if you later decide not to attend the annual meeting.

How Can I Vote My Shares Without Attending The Annual Meeting?

              If you are the registered owner, you may instruct the named proxy holders on how to vote your shares by completing, signing, dating and returning the enclosed proxy card in the postage pre-paid envelope provided with this Proxy Statement, or by using the Internet voting site or the toll-free telephone number listed on the proxy card. Specific instructions for using the Internet and telephone voting systems are on the proxy card. The Internet and telephone voting systems will be available until 11:59 p.m. Central Daylight Time, on Tuesday, April 7, 2009 (the day before the annual meeting).

              If you are the beneficial owner of shares held in street name, you may instruct your broker, bank or other nominee on how to vote your shares. Your nominee has enclosed with this Proxy Statement a voting instruction card for you to use in directing your nominee on how to vote your shares. The instructions from your nominee will indicate if Internet or telephone voting is available and, if so, will provide details regarding how to use those systems.

If My Shares Are Held In "Street Name," Will My Broker, Bank Or Other Nominee Vote My Shares For Me?

              Brokers, banks and other nominees who do not have instructions from their "street name" customers may not use their discretion in voting their customers' shares on "non-routine" matters. The stockholder proposal to require an advisory vote on executive compensation is a non-routine matter and, therefore, shares of our Class A common stock held in "street name" will not be voted with respect to this proposal without voting instructions from the beneficial owners. However, the proposals to elect Dennis E. Logue and Ronald C. Reimer as Class II directors and ratify the appointment of KPMG as the Company's independent registered public accounting firm are both considered routine matters and, therefore, if beneficial owners fail to give voting instructions, nominees will have discretionary authority to vote shares of our Class A common stock with respect to these proposals. You should follow the instructions provided by your nominee in directing your nominee on how to vote your shares.

What Is A Broker Non-Vote?

              Generally, a "broker non-vote" occurs when a broker, bank or other nominee that holds shares in "street name" for customers is precluded from exercising voting discretion on a particular proposal because (1) the beneficial owner has not instructed the nominee how to vote, and (2) the nominee lacks discretionary voting power to vote such shares. Under NYSE rules, a nominee does not have discretionary voting power with respect to the approval of "non-routine" matters absent specific voting instructions from the beneficial owners of such shares.

              The stockholder proposal to require an advisory vote on executive compensation is a "non-routine" matter. If you are the beneficial owner of shares of the Company's Class A common stock, your nominee will send you directions on how you can instruct them to vote. If you do not provide voting instructions, your nominee will not vote your shares on this proposal.

How Will My Proxy Be Voted?

              Shares represented by a properly executed proxy (in paper form, by Internet or by telephone) that is timely received, and not subsequently revoked, will be voted at the annual meeting or any adjournments or postponements thereof in the manner directed on the proxy. Henry J. Herrmann and Alan W. Kosloff are named as proxies in the proxy form and have been designated by the Board as the directors' proxies to represent you and vote your shares at the annual meeting. All shares represented by a properly executed proxy on which no choice is specified will be voted (1) FOR the election of Dennis E. Logue and Ronald C. Reimer as Class II directors, (2) FOR the ratification of the appointment of KPMG as the Company's independent registered public accounting firm for the 2009 fiscal year, (3) AGAINST the stockholder proposal to require an advisory vote on executive compensation, if properly presented at the annual meeting, and (4) in accordance with the proxy holders' best judgment as to any other business that properly comes before the annual meeting.

              This Proxy Statement is considered to be voting instructions for the trustees of the Waddell & Reed Financial, Inc. 401(k) and Thrift Plan, the Torchmark Corporation Savings and Investment Plan, the Liberty National Life Insurance Company 401(k) Plan, and the Profit Sharing and Retirement Plan of Liberty National Life Insurance Company for our Class A common stock allocated to individual accounts under those plans. If account information is the same, participants in the plan (who are also stockholders of record) will receive a single proxy representing all of their shares. If a plan participant does not submit a proxy to us, the trustees of the plan in which shares are allocated to his or her individual account will vote such shares in the same proportion as the total shares in such plan for which directions have been received.

May I Revoke My Proxy and Change My Vote?

              Yes. You may revoke your proxy and change your vote at any time prior to the vote at the annual meeting.

              If you are the registered owner, you may revoke your proxy and change your vote by (1) submitting a new proxy bearing a later date (which automatically revokes the earlier proxy), (2) giving notice of your changed vote to us in writing mailed to the attention of Wendy J. Hills, Secretary, at our executive offices, or (3) attending the annual meeting and giving oral notice of your intention to vote in person.

              If you are the beneficial owner of shares held in street name, you may revoke your proxy and change your vote (1) by submitting new voting instructions to your broker, bank or other nominee in accordance with the voting instructions, or (2) if you have obtained a legal proxy from your nominee giving you the right to vote your shares, by attending the meeting, presenting the completed proxy to the Company and voting in person.

              You should be aware that simply attending the annual meeting will not in and of itself constitute a revocation of your proxy.

Who Will Pay The Costs of Soliciting Proxies?

              The costs of soliciting proxies pursuant to this Proxy Statement will be borne by the Company. Proxies will be solicited initially by mail. Further solicitation may be made in person or by telephone, electronic mail or facsimile. The Company will bear the expense of preparing, printing and mailing this Proxy Statement and accompanying materials to our stockholders. Upon request, the Company will reimburse brokers, banks or other nominees for reasonable expenses incurred in forwarding copies of the proxy materials relating to the annual meeting to the beneficial owners of our Class A common stock.

              The Company has retained Georgeson Inc., an independent proxy solicitation firm ("Georgeson"), to assist in soliciting proxies from stockholders. Georgeson will receive a fee of approximately $9,500 as compensation for its services and will be reimbursed for its out-of-pocket expenses. The Company has agreed to indemnify Georgeson against certain liabilities arising under the federal securities laws.

What Other Business Will Be Presented at the Annual Meeting?

              As of the date of this Proxy Statement, the Board knows of no other business that may properly be, or is likely to be, brought before the annual meeting. If any other matters should arise at the annual meeting, the persons named as proxy holders, Henry J. Herrmann and Alan W. Kosloff, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If, for any unforeseen reason, any of the Class II director nominees are not available to serve as a director, the named proxy holders will vote your proxy for such other director candidate or candidates as may be nominated by the Board.

What Are The Deadlines To Nominate Directors or to Propose Other Business For Consideration at the 2010 Annual Meeting of Stockholders?

  •
  Stockholder Proposals to be Considered for Inclusion in the Company's Proxy Materials

              In order for a stockholder proposal to be eligible to be included in the Company's proxy statement and proxy card for the 2010 Annual Meeting of Stockholders, the proposal (1) must be received by the Company at its executive offices, 6300 Lamar Avenue, Overland Park, Kansas 66202, Attn: Secretary, on or before November 6, 2009, and (2) must concern a matter that may be properly considered and acted upon at the annual meeting in accordance with applicable laws, regulations and the Company's Bylaws and policies, and must otherwise comply with Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

  •
  Director Nominations and Other Business to be Brought Before the 2010 Annual Meeting of Stockholders

              Notice of any director nomination or the proposal of other business that you intend to present at the 2010 Annual Meeting of Stockholders, but do not intend to have included in the Company's proxy statement and form of proxy relating to the 2010 Annual Meeting of Stockholders, must be received by the Company at its executive offices, 6300 Lamar Avenue, Overland Park, Kansas 66202, Attn: Secretary, not later than the close of business on December 29, 2009 and not earlier than the close of business on December 9, 2009. In the event that the date of the 2010 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after the anniversary date of the 2009 Annual Meeting of Stockholders, the notice must be delivered to the Company not earlier than the 120th day prior to the 2010 Annual Meeting of Stockholders and not later than the later of the 100th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such annual meeting is first made by the Company. In addition, your notice must include the information required by the Company's Amended and Restated Bylaws with respect to each director nomination or proposal of other business that you intend to present at the 2010 Annual Meeting of Stockholders.

Where Can I Find The Voting Results Of the Annual Meeting?

              The Company will publish final voting results of the annual meeting in its quarterly report on Form 10-Q for the second quarter of the 2009 fiscal year.

What Should I Do If I Receive More Than One Set Of Voting Materials?

              You may receive more than one set of voting materials, including multiple copies of this Proxy Statement and multiple proxy or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account. If you are a registered owner and your shares are registered in more than one name, you will receive more than one proxy card. Please vote each proxy and voting instruction card that you receive.

What Is Householding?

              In an effort to reduce printing costs and postage fees, the Company has adopted a practice approved by the Securities and Exchange Commission (the "SEC") called "householding." Under this practice, certain stockholders who have the same address and last name will receive only one copy of this Proxy Statement and the Company's Annual Report on Form 10-K, unless one or more of these stockholders notifies the Company that he or she wishes to continue receiving individual copies. Stockholders who participate in householding will continue to receive separate proxy cards.

              If you share an address with another stockholder and received only one copy of this Proxy Statement and the Company's Annual Report on Form 10-K, and would like to request a separate copy of these materials, or you do not wish to participate in householding in the future, please (1) mail such request to Waddell & Reed Financial, Inc. Attn: Investor Relations Department, 6300 Lamar Avenue, Overland Park, Kansas 66202, or (2) contact our Investor Relations Department toll-free at (800) 532-2757. Similarly, you may also contact the Company if you received multiple copies of the Company's proxy materials and would prefer to receive a single copy in the future.

What Do I Need To Do Now?

              First, read this Proxy Statement carefully. Then, if you are a registered owner, you should, as soon as possible, submit your proxy by either executing and returning the proxy card or by voting electronically via the Internet or by telephone. If you are the beneficial owner of shares held in street name, then you should follow the voting instructions of your broker, bank or other nominee. Your shares will be voted in accordance with the directions you specify. If you submit an executed proxy card to the Company, but fail to specify voting directions, your shares will be voted (1) FOR the approval of the director nominees, (2) FOR the ratification of KPMG as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2009, and (3) AGAINST the stockholder proposal requiring an advisory vote on executive compensation.

Who Can Help Answer My Questions?

              If you have questions concerning a proposal or the annual meeting, if you would like additional copies of this Proxy Statement or our 2008 Annual Report, or if you need special assistance at the annual meeting, please call our Investor Relations office toll free at (800) 532-2757. In addition, information regarding the annual meeting is available via the Internet at our website www.waddell.com.

              YOU SHOULD CAREFULLY READ THIS PROXY STATEMENT IN ITS ENTIRETY.    The summary information provided above in "question and answer" format is for your convenience only and is merely a brief description of material information contained in this Proxy Statement.

              YOUR VOTE IS IMPORTANT. IF YOU ARE A REGISTERED OWNER, YOU MAY VOTE BY TELEPHONE, INTERNET OR BY FILLING IN, SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE ACCOMPANYING ENVELOPE AS PROMPTLY AS POSSIBLE. IF YOU ARE A BENEFICIAL OWNER, PLEASE FOLLOW THE VOTING INSTRUCTIONS OF YOUR BROKER, BANK OR OTHER NOMINEE AS PROVIDED WITH THIS PROXY STATEMENT AS PROMPTLY AS POSSIBLE.

 PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING

PROPOSAL NO. 1

ELECTION OF DIRECTORS

              The Board nominates Dennis E. Logue and Ronald C. Reimer as Class II directors, to hold office for a term of three years, expiring at the close of the 2012 Annual Meeting of Stockholders or until their successors are elected and qualified, or their earlier resignation or removal. Both of these nominees are current directors of the Company, and each nominee has agreed to be named in this Proxy Statement and to serve as a director of the Company if elected. The Board believes these incumbent directors standing for re-election are well qualified and experienced to direct and manage the Company's operations and business affairs and will represent the interests of the stockholders as a whole. Biographical information on each of these nominees is included below in "Directors and Executive Officers."

              If any director nominee becomes unavailable for election, which is not anticipated, the named proxies will vote for the election of such other person as the Board may nominate, unless the Board resolves to reduce the number of Class II directors to serve on the Board and thereby reduce the number of directors to be elected at the annual meeting.

              THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR EACH OF THE DIRECTOR NOMINEES LISTED HEREIN.

 OTHER INFORMATION YOU NEED TO MAKE AN INFORMED DECISION

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

Number of Directors and Term of Directors and Executive Officers

              The Company's Bylaws provide that the number of directors will not be less than seven nor more than 15 with the exact number to be fixed by the Board. The Company's Certificate of Incorporation divides the Board into three classes of as equal size as possible, with the terms of each class expiring in consecutive years so that only one class is elected in any given year. Currently, there are seven directors with two directors in Class I and Class II and three directors in Class III.

              The stockholders of the Company elect successors for directors whose terms have expired at the Company's annual meeting. The Board elects members to fill new membership positions and vacancies in unexpired terms on the Board. Pursuant to the Company's Bylaws, non-employee directors must retire from the Board at the close of the Annual Meeting of Stockholders following their 76th birthday. Executive officers of the Company are elected by the Board and hold office until their successors are elected and qualified or until their earlier death, retirement, resignation or removal.

Directors and Executive Officers

              The names of the Company's directors and executive officers and their respective current ages and positions are as follows:

Name	Age	Position
Michael L. Avery	55	Senior Vice President and Chief Investment Officer
Brent K. Bloss	40	Senior Vice President – Finance, Treasurer and Principal Accounting Officer
Thomas W. Butch	52	Senior Vice President and Chief Marketing Officer
Daniel P. Connealy	62	Senior Vice President and Chief Financial Officer
Henry J. Herrmann	66	Chief Executive Officer and Class III Director
Alan W. Kosloff	68	Chairman of the Board and Class I Director
Dennis E. Logue	64	Class II Director
James M. Raines	69	Class III Director
Ronald C. Reimer	74	Class II Director
William L. Rogers	62	Class III Director
Mark A. Schieber	51	Senior Vice President and Controller
Daniel C. Schulte	43	Senior Vice President and General Counsel
Michael D. Strohm	57	Senior Vice President and Chief Operations Officer
John E. Sundeen, Jr.	48	Senior Vice President and Chief Administrative Officer – Investments
Jerry W. Walton	62	Class I Director

              Below is a description of the backgrounds of the executive officers, directors and nominees for director.

              Michael L. Avery has been Senior Vice President and Chief Investment Officer of the Company since June 2005. He has served as Executive Vice President and Chief Investment Officer of Waddell & Reed Investment Management Company ("WRIMCO") and Ivy Investment Management Company ("IICO"), both of which are investment advisor subsidiaries of the Company, since June 2005. Prior thereto, he served as Senior Vice President of WRIMCO from January 1997 to June 2005 and of IICO from April

2003 to June 2005. Mr. Avery joined the Company in June 1981 and has served as a mutual fund portfolio manager since 1994.

              Brent K. Bloss has been Senior Vice President – Finance and Principal Accounting Officer since July 2007 and Treasurer since January 2006. Previously, he served as Vice President of the Company from April 2004 to July 2007, as Assistant Treasurer of the Company from January 2002 to January 2006, and as Assistant Vice President from January 2002 to April 2004. From September 1995 to December 2001, he served in various roles in the audit practice of KPMG. Mr. Bloss joined the Company in January 2002.

              Thomas W. Butch has been Senior Vice President and Chief Marketing Officer of the Company since joining the Company in November 1999. He has served as President of Waddell & Reed, Inc. ("WRI"), a broker-dealer subsidiary of the Company, since March 2005 and as Chief Marketing Officer thereof since March 2002. Previously, he served as Executive Vice President of WRI from January 2000 to March 2005. He has served as Senior Vice President and Chief Marketing Officer of IICO since December 2002 and as Chairman, Chief Executive Officer and President of Ivy Funds Distributor, Inc., a broker-dealer subsidiary of the Company, since March 2003. Prior to joining the Company, he was associated with Stein Roe & Farnham, Inc., Chicago, Illinois, an investment firm where he served in various positions from 1994-1999, including President of Mutual Funds, Senior Vice President of Marketing and Director of Public Relations.

              Daniel P. Connealy has been Senior Vice President and Chief Financial Officer of the Company since joining the Company in June 2004. Mr. Connealy has served as a director of the Russell Investment Company mutual funds, Tacoma, Washington, since April 2003. Previously, he served as Vice President and Chief Financial Officer of Stilwell Financial, Inc., Kansas City, Missouri, an asset management company (now known as Janus Capital Group) from June 2001 to March 2003. From July 1979 to May 2001, he served as a partner in the international accounting firm of PricewaterhouseCoopers LLP.

              Henry J. Herrmann has been Chief Executive Officer of the Company since May 2005 and a Director since March 1998. Previously, he served as President of the Company from March 1998 to May 2005 and as Chief Investment Officer from March 1987 to May 2005. He is also a director and President of the Waddell & Reed Advisors Group of Mutual Funds, Ivy Funds, Inc., Ivy Funds Variable Insurance Portfolios, Inc. and Waddell & Reed InvestEd Portfolios, Inc. and a Trustee and President of the Ivy Funds portfolios, all of which are mutual funds managed by the Company. He joined the Company in March 1971. Mr. Herrmann's term on the Board expires in 2010.

              Alan W. Kosloff has been a Director of the Company since January 2003 and Chairman of the Board since May 2005. He has served as Chairman of Kosloff & Partners, LLC, Kansas City, Missouri, a consulting and investment firm since April 1996. Previously, he served as Chairman of Jones & Mitchell, Olathe, Kansas, an imprinted and licensed sportswear company from October 1997 to March 2005 and as Chairman, Chief Executive Officer and President of American Marketing Industries, Inc., Kansas City, Missouri, an apparel manufacturing, distribution and marketing firm from 1976 to 1995. Mr. Kosloff's term on the Board expires in 2011.

              Dennis E. Logue has been a Director of the Company since January 2002. He has served as Chairman of the Board of Ledyard National Bank, Hanover, New Hampshire, since August 2005. Additionally, Mr. Logue has served as an Emeritus Professor of Management at the Amos Tuck School, Dartmouth College since August 2005. He served as Dean of the Michael F. Price College of Business at the University of Oklahoma from July 2001 to September 2005. Prior thereto, Mr. Logue held numerous business-oriented professorships, most recently at the Amos Tuck School, Dartmouth College from July 1974 to June 2001. Mr. Logue is also a director of Abraxas Petroleum Corporation, San Antonio, Texas, a natural gas and crude oil exploration, development and production company and of Duckwall-Alco Stores, Inc., Abilene, Kansas, a general merchandise retailer. Mr. Logue is a nominee for director.

              James M. Raines has been a Director of the Company since July 1998. He has served as a director of Clear Channel Outdoor Holdings, Inc., a San Antonio, Texas outdoor advertising company since November 2005 and as President of James M. Raines and Company, San Antonio, Texas, an investment banking firm since September 1988. Mr. Raines' term on the Board expires in 2010.

              Ronald C. Reimer has been a Director of the Company since March 2001. He is currently on the Board of Advisors, and is a member of the Finance Committee, of Truman Medical Center Hospital, Kansas City, Missouri ("TMC"). He also serves on the Board of Directors, and as the Secretary and Treasurer, of the TMC Charitable Foundation. Mr. Reimer is associated with the TMC Professional and General Liability Self-Insurance Trust as Chairman of the Management Committee. He also serves as a director for Prairie Star Bancshares, Inc., a privately-held bank in Olathe, Kansas. Previously, Mr. Reimer co-founded Reimer and Koger Associates, an investment counseling firm in Merriam, Kansas in 1973 and served as its President until his retirement in 1988. Mr. Reimer is a nominee for director.

              William L. Rogers has been a Director of the Company since April 1998. He has served as Chairman of The Halifax Group, an investment group based in Dallas, Texas, since 1999. In addition, he has been a Principal of Colony Capital, Inc., an investment group based in Los Angeles, California, since 1992. Mr. Rogers' term on the Board expires in 2010.

              Mark A. Schieber has been Senior Vice President of the Company since July 2007 and Controller of the Company since April 2002. Previously, he served as Vice President and Principal Accounting Officer from April 2002 to July 2007, and has served as Vice President and Controller of Waddell & Reed Financial Services, Inc., a holding company subsidiary of the Company, since December 2001 and as Vice President, Controller, Principal Accounting Officer and Principal Financial Officer of WRI since June 2002. Previously, he served as Assistant Vice President of WRI from January 1998 to June 2002. Mr. Schieber joined the Company in May 1981.

              Daniel C. Schulte has been General Counsel of the Company since January 2000 and Senior Vice President since April 2004. Prior thereto, he served as Vice President of the Company from January 2000 to April 2004 and as Secretary from January 2000 to April 2003. From July 1998 to January 2000, he served as Assistant Secretary of the Company. Prior to joining the Company in June 1998, Mr. Schulte was associated with the law firm of Klenda, Mitchell, Austerman and Zuercher LLC, in Wichita, Kansas. From 1992 to 1994, Mr. Schulte practiced in the corporate tax group of the international accounting firm of Ernst & Young, LLP in Kansas City, Missouri.

              Michael D. Strohm has been Senior Vice President of the Company since January 1999 and Chief Operations Officer since March 2001. In addition, he has served as President of Waddell & Reed Services Company, a transfer agent subsidiary of the Company, since June 1999, as Chief Executive Officer of WRI since December 2001 and as Chief Operating Officer thereof since March 2005. Prior thereto, he served as President of WRI from December 2001 to March 2005 and as its Senior Vice President from January 1994 to December 2001. Mr. Strohm joined the Company in June 1972.

              John E. Sundeen, Jr. has been Senior Vice President of the Company since July 1999 and Chief Administrative Officer – Investments since January 2006. Previously, he served as Treasurer of the Company from July 1999 to January 2006 and as Chief Financial Officer from July 1999 to June 2004. He has served as Executive Vice President and Chief Administrative Officer of WRIMCO and of IICO since June 2004. Previously, he served as Senior Vice President of WRIMCO from January 1996 to June 2004 and as Head of Fixed Income within the Investment Management Division thereof from 1994 to June 1999. Mr. Sundeen joined the Company in June 1983.

              Jerry W. Walton has been a Director of the Company since April 2000. He has been Executive Vice President of Finance and Administration and Chief Financial Officer of J.B. Hunt Transport Services, Inc., Lowell, Arkansas, a transportation logistics provider, since 1991. Prior thereto, Mr. Walton served as a tax partner with KPMG, with whom he had been employed since 1968. Mr. Walton's term on the Board expires in 2011.

              There are no family relationships among any of the Company's executive officers, directors or nominees for director.

Security Ownership of Management

              The following table reflects information regarding beneficial ownership of the Company's Class A common stock by each of its current directors (including all nominees for director), the named executive officers set forth in the 2008 Summary Compensation Table and all other executive officers, and by all such persons as a group, as of February 20, 2009. Unless otherwise indicated in the footnotes below, "beneficially owned" means the sole power to vote or direct the voting of a security and the sole power to dispose or direct the disposition of a security.

Name of Beneficial Owner	Number of Shares Beneficially Owned Directly (1)(3)	Number of Shares Beneficially Owned Indirectly (2)(4)	Percent of Class
Michael L. Avery	224,718	0	*
Brent K. Bloss	18,961	0	*
Thomas W. Butch	248	287,824	*
Daniel P. Connealy	171,710	0	*
Henry J. Herrmann	0	1,473,054	1.7%
Alan W. Kosloff	55,065	0	*
Dennis E. Logue	45,472	150	*
James M. Raines	28,162	0	*
Ronald C. Reimer	36,716	20,723	*
William L. Rogers	109,733	0	*
Mark A. Schieber	18,059	0	*
Daniel C. Schulte	134,114	0	*
Michael D. Strohm	189,602	0	*
John E. Sundeen, Jr.	315,577	0	*
Jerry W. Walton	48,938	0	*
All Directors, Nominees and Executive Officers as a group (15 persons)	1,397,075	1,781,751	3.7%
*
Denotes less than 1%.

(1)
Includes shares that are subject to presently exercisable Class A stock options and options exercisable within 60 days for Messrs. Reimer, Rogers, Schieber and Sundeen 11,371, 41,467, 1,492 and 60,000 shares, respectively; and for all directors, executive officers and nominees as a group, 545,377 shares. Also includes 11,621 and 24,133 shares pledged by Messrs. Raines and Reimer, respectively.
(2)
Indirect beneficial ownership includes shares owned by the director or executive officer (a) as beneficiary or trustee of a personal trust, (b) by a spouse or as trustee or beneficiary of a spouse's trust, (c) by a family charitable foundation, (d) by a family investment LLC, or (e) in a retirement account. Indirect beneficial ownership excludes all shares of the unitized stock fund held in the Company 401(k) and Thrift Plan accounts of Messrs. Butch and Schieber.
(3)
Includes unvested shares of restricted Class A common stock granted under the Waddell & Reed Financial, Inc. 1998 Stock Incentive Plan, as amended and restated (the "Stock Incentive Plan") for Messrs. Avery, Bloss, Connealy, Kosloff, Logue, Raines, Reimer, Rogers, Schieber, Schulte, Strohm, Sundeen and Walton of 204,682, 14,833, 129,600, 28,451, 19,120, 15,373, 18,701, 21,882, 10,333, 129,232, 129,478, 129,249 and 15,373 shares, respectively.
(4)
For Mr. Herrmann, indirect beneficial ownership includes 431,047 shares that are subject to presently exercisable Class A stock options and options exercisable within 60 days, and 178,999 shares of unvested restricted stock, all of which are owned by his personal trust. For Mr. Butch, includes 199,929 shares of unvested restricted stock, all of which are owned by his personal trust.

 CORPORATE GOVERNANCE

              We believe that good corporate governance helps to ensure that the Company is managed for the long-term benefit of our stockholders, and we continually review and consider our corporate governance policies and practices, the SEC's corporate governance rules and regulations, and the corporate governance listing standards of the NYSE, the stock exchange on which our Class A common stock is traded.

              You can access and print the Charters of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee (the "Corporate Governance Committee"), as well as our Corporate Governance Guidelines, Corporate Code of Business Conduct and Ethics, Whistleblower Policy and other Company polices and procedures required by applicable law, regulation or NYSE corporate governance listing standards on the "Corporate Governance" page of the "Corporate" section of our website at www.waddell.com. Additionally, you can request copies of any of these documents by writing to our Secretary at the following address:

Waddell & Reed Financial, Inc.
6300 Lamar Avenue
Overland Park, KS 66202
Attn: Secretary

Director Independence

              The Board is composed of a majority of directors who satisfy the criteria for independence under the NYSE corporate governance listing standards. In determining independence, each year the Board affirmatively determines, among other items, whether the directors have no direct or indirect material relationship with the Company or any of its subsidiaries pursuant to the NYSE corporate governance listing standards. When assessing the "materiality" of a director's relationship with the Company, if any, the Board considers all relevant facts and circumstances, not merely from the director's standpoint, but from that of the persons or organizations with which the director has an affiliation, and the frequency or regularity of the services, whether the services are being carried out at arm's length in the ordinary course of business, and whether the services are being provided substantially on the same terms to the Company as those prevailing at the time from unrelated parties for comparable transactions. Material relationships can include commercial, banking, industrial, consulting, legal, accounting, charitable and familial relationships. The Board also considers any other relationship that could interfere with the exercise of independence or judgment in carrying out the duties of a director.

              Applying these independence standards, the Board has determined that Alan W. Kosloff, Dennis E. Logue, James M. Raines, Ronald C. Reimer, William L. Rogers and Jerry W. Walton are all independent directors.

              After due consideration, the Board has determined that none of these non-management directors have a material relationship with the Company or any of its subsidiaries (either directly or indirectly as a partner, stockholder or officer of an organization that has a relationship with the Company or any of its subsidiaries) and they all meet the criteria for independence under the NYSE corporate governance listing standards.

Board Composition and Director Qualifications

              The Corporate Governance Committee periodically assesses the appropriate size and composition of the Board, and whether any vacancies on the Board are expected. In the event that vacancies are anticipated or otherwise arise, the Corporate Governance Committee will review and assess potential director candidates. The Corporate Governance Committee utilizes various methods for identifying and evaluating candidates for director. Candidates may come to the attention of the Corporate Governance Committee through recommendations of Board members, management, stockholders or professional search firms. Generally, director candidates should, at a minimum:

  •
  Possess relevant business and financial expertise and experience, including an understanding of financial statements;
  •
  Have the highest character and integrity and a reputation for working constructively with others;
  •
  Have sufficient time to devote to Board meetings and consultation on Board matters; and
  •
  Be free of conflicts of interest that violate applicable law or interfere with director performance.

              In addition, the Corporate Governance Committee seeks director candidates who possess the following qualities and skills, among others:

  •
  The capacity and desire to represent the interests of the Company's stockholders as a whole and not primarily a special interest group or constituency;
  •
  Diverse backgrounds, perspectives, skills, experiences and knowledge likely to increase Board dynamics and effectiveness;
  •
  High level of leadership experience and sound business judgment;
  •
  Highly accomplished in their respective field, with superior credentials and recognition;
  •
  The ability to contribute to the mix of skills, core competencies, diversity and qualifications of the Board through notable or significant achievements or expertise in one or more of the following areas: accounting and finance, mergers and acquisitions, investment management, business and management, law, academia, public service, strategic planning, investor relations, executive leadership development and executive compensation;
  •
  Service as a senior officer of, or a trusted advisor to senior management of, a publicly-held company; and
  •
  Knowledge of the critical aspects of the Company's business and operations.

              The director qualifications above are general in nature and may be modified by the Board or the Corporate Governance Committee from time to time as the Board or the Corporate Governance Committee deems appropriate.

Director Recommendations by Stockholders

              In addition to recommendations from Board members, management or professional search firms, the Corporate Governance Committee will consider director candidates properly submitted by stockholders who individually or as a group have beneficially owned at least two percent of the outstanding shares of the Company's Class A common stock for at least one year prior to the date the recommendation is submitted. Stockholders must submit director candidate recommendations in writing by certified mail to the Company's Secretary not less than 120 days prior to the first anniversary of the date of the proxy statement relating to the Company's previous annual meeting. Accordingly, for the 2010 Annual Meeting of Stockholders, director candidates must be submitted to the Company's Secretary by November 6, 2009. Director candidates submitted by stockholders must contain at least the following information:

  •
  The name and address of the recommending stockholder;
  •
  The number of shares of the Company's Class A common stock beneficially owned by the recommending stockholder and the dates such shares were purchased;

  •
  The name, age, business address and residence of the candidate;
  •
  The principal occupation or employment of the candidate for the past five years;
  •
  A description of the candidate's qualifications to serve as a director, including financial expertise, and why the candidate does or does not qualify as "independent" under the NYSE corporate governance listing standards;
  •
  The number of shares of the Company's Class A common stock beneficially owned by the candidate, if any; and
  •
  A description of the arrangements or understandings between the recommending stockholder and the candidate, if any, or any other person pursuant to which the recommending stockholder is making the recommendation.

              In addition, the recommending stockholder and the candidate must submit, with the recommendation, a signed statement agreeing and acknowledging that:

  •
  The candidate consents to being a director candidate and, if nominated and elected, he/she will serve as a director representing all of the Company's stockholders in accordance with applicable laws and the Company's Certificate of Incorporation and Bylaws;
  •
  The candidate, if elected, will comply with the Company's Corporate Governance Guidelines and any other applicable rule, regulation, policy or standard of conduct applicable to the Board and its individual members;
  •
  The recommending stockholder will maintain beneficial ownership of at least two percent of the Company's issued and outstanding Class A common stock through the date of the annual meeting for which the candidate is being recommended for nomination and that, upon such candidate's nomination and election to the Board, the recommending stockholder intends to maintain such ownership throughout the candidate's term as director; and
  •
  The recommending stockholder and the candidate will promptly provide any additional information requested by the Corporate Governance Committee and/or the Board to assist in the consideration of the candidate, including a completed and signed Questionnaire for Directors and Officers on the Company's standard form and an interview with the Corporate Governance Committee or its representative.

              For a complete list of the information that must be included in director recommendations submitted by stockholders, please see the "Policy Regarding Director Recommendations By Stockholders" on the "Corporate Governance" page of the "Corporate" section of our website at www.waddell.com. The Corporate Governance Committee will consider all director candidates submitted through its established processes, and will evaluate each of them, including incumbents, based on the same criteria. However, the Corporate Governance Committee may prefer incumbent directors and director candidates who they know personally or that have relevant industry experience and in-depth knowledge of the Company's business and operations.

              The policies and procedures above are intended to provide flexible guidelines for the effective functioning of the Company's director nomination process. The Board intends to review these policies and procedures periodically and anticipates that modifications may be necessary from time to time as the Company's needs and circumstances change.

Communications with the Board

              Stockholders and other interested parties may communicate with the Board, Board committees, the independent or non-management directors, each as a group, and individual directors by submitting their communications in writing to the attention of the Company's Secretary. All communications must identify the recipient, author, state whether the author is a stockholder of the Company, and be forwarded to the following address:

Waddell & Reed Financial, Inc.
6300 Lamar Avenue
Overland Park, KS 66202
Attn: Secretary

              The directors of the Company, including the non-management directors, have directed the Secretary not to forward to the intended recipient any communications that are reasonably determined in good faith by the Secretary to relate to improper or irrelevant topics or are substantially incomplete.

Board Meetings

              The Board held six meetings during the 2008 fiscal year. All directors attended at least 75% of the Board meetings. The Company has adopted a Director Attendance Policy to stress the importance of attendance, director preparedness, and active and effective participation at Board and Board committee meetings. All of the directors attended the 2008 Annual Meeting of Stockholders and the 2008 Annual Meeting of Directors.

              Additionally, in 2008, the non-management/independent directors held five executive sessions with Mr. Alan W. Kosloff serving as chairman of each of these executive sessions.

Chairman of the Board

              On January 21, 2009, the Board re-elected Mr. Kosloff, an independent director, to serve as Chairman of the Board and to preside over executive sessions of both the non-management directors and the independent directors.

Board Committees

              Standing committees of the Board include the Audit Committee, the Compensation Committee, the Corporate Governance Committee and the Executive Committee. Committee members are elected annually by the Board and serve until their successors are elected and qualified or until their earlier death, retirement, resignation or removal.

              Upon the recommendation of the Corporate Governance Committee, on January 21, 2009, the Board appointed the following members to serve on these committees:

  •
  Audit, comprised of Alan W. Kosloff, Dennis E. Logue, James M. Raines and Ronald C. Reimer. Mr. Logue serves as Chairman of the Audit Committee.

  •
  Compensation, comprised of Alan W. Kosloff, Ronald C. Reimer, William L. Rogers and Jerry W. Walton. Mr. Reimer serves as Chairman of the Compensation Committee.

  •
  Corporate Governance, comprised of Alan W. Kosloff, Dennis E. Logue, James M. Raines, Ronald C. Reimer, William L. Rogers and Jerry W. Walton. Mr. Rogers serves as Chairman of the Corporate Governance Committee.

  •
  Executive, comprised of Henry J. Herrmann, Alan W. Kosloff and William L. Rogers. Mr. Kosloff serves as Chairman of the Executive Committee.

              Audit Committee.    The Audit Committee (1) appoints, terminates, retains, compensates and oversees the work of the independent registered public accounting firm, (2) pre-approves all audit, review and attest services and permitted non-audit services provided by the independent registered public accounting firm, (3) oversees the performance of the Company's internal audit function, (4) evaluates the qualifications, performance and independence of the independent registered public accounting firm, (5) reviews external and internal audit reports and management's responses thereto, (6) oversees the integrity of the financial reporting process, system of internal accounting controls, and financial statements and reports of the Company, (7) oversees the Company's compliance with legal and regulatory requirements, (8) reviews the Company's annual and quarterly financial statements, including disclosures made in "Management's Discussion and Analysis of Financial Condition and Results of Operations" set forth in periodic reports filed with the SEC, (9) discusses with management earnings press releases, (10) meets with management, the internal auditors, the independent auditors and the Board, (11) provides the Board with information and materials as it deems necessary to make the Board aware of significant financial, accounting and internal control matters of the Company, (12) oversees the receipt, investigation, resolution and retention of all complaints submitted under the Company's Whistleblower Policy, (13) produces an annual report for inclusion in the Company's proxy statement, and (14) otherwise complies with its responsibilities and duties as stated in the Company's Audit Committee Charter.

              The Board has determined that all four members of the Audit Committee satisfy the independence and other requirements for audit committee membership of the NYSE corporate governance listing standards and SEC requirements. The Board has also determined that Messrs. Kosloff, Logue, Raines and Reimer have the attributes of an audit committee financial expert as defined by the SEC. The Board determined that these members acquired such attributes through their experience in preparing, auditing, analyzing or evaluating financial statements containing accounting issues as generally complex as the Company's financial statements; actively supervising one or more persons engaged in such activities; their experience of overseeing or assessing the performance of companies and public accountants with respect to the preparation, auditing or evaluation of financial statements; or other relevant experience. In 2008, the Audit Committee met five times. The Committee also acted by unanimous written consent on one occasion in 2008. All of the members attended at least 75% of the Audit Committee meetings. For additional information concerning the Audit Committee, see "Audit Committee Report" below.

              Compensation Committee.    The Compensation Committee (1) determines and approves the compensation of the Company's senior executive officers, including the Chief Executive Officer, (2) reviews and approves the annual performance goals and objectives and rewards outstanding performance of the Company's senior executive officers, including the Chief Executive Officer, (3) establishes and certifies the achievement of performance goals, (4) oversees the Company's incentive compensation and other equity-based compensation plans, (5) reviews and approves compensation recommendations for the Company's non-management directors, (6) assesses the adequacy and competitiveness of the Company's executive and director compensation programs, (7) reviews and discusses with management the "Compensation Discussion & Analysis" and recommends whether such analysis should be included in the Company's Annual Report on Form 10-K or proxy statement filed with the SEC, (8) produces an annual report on executive compensation for inclusion in the Company's proxy statement, and (9) otherwise complies with its responsibilities and duties as stated in the Company's Compensation Committee Charter.

              Pursuant to its Charter, the Compensation Committee may appoint subcommittees for any purpose that the Compensation Committee deems appropriate and delegate to such subcommittees such power and authority as the Compensation Committee deems appropriate; however, (1) no subcommittee shall consist of fewer than two members, and (2) the Compensation Committee may not delegate to a subcommittee any power or authority required by any law, regulation or corporate governance listing standard to be exercised by the Compensation Committee as a whole. At this time, the Compensation Committee does not intend to delegate its powers and authority to any subcommittee in the foreseeable future.

              The agenda for meetings of the Compensation Committee is determined by its Chairman with the assistance of the Chairman of the Board and the Company's Secretary. Compensation Committee meetings are regularly attended by several of the Company's officers, including the Chief Executive Officer. Independent advisors and the Company's legal, accounting and human resources departments support the Compensation Committee in fulfilling its responsibilities. The Compensation Committee has authority under its Charter to retain, approve fees for, and terminate independent advisors as it deems necessary to assist in the fulfillment of its responsibilities. For more detail on the Compensation Committee, including its role, see "Compensation Discussion & Analysis" and also "Compensation Committee Report" below.

              None of the individuals serving on the Compensation Committee has ever been an officer or employee of the Company. The Board has determined that all of the members of the Compensation Committee satisfy the independence requirements of the NYSE corporate governance listing standards. Additionally, all of the members of the Compensation Committee qualify as "non-employee directors" for purposes of SEC requirements, and as "outside directors" for purposes of Section 162(m) of the Internal Revenue Code.

              The Compensation Committee met five times in 2008 to discuss, among other items, the salaries, bonuses and other compensation of the senior executive officers and other key employees of the Company, including the Chairman of the Board and the Chief Executive Officer. The Committee also acted by unanimous written consent on five occasions in 2008. All of the members attended at least 75% of the Compensation Committee meetings.

              Corporate Governance Committee.    The Corporate Governance Committee (1) annually reviews the Company's Corporate Governance Guidelines, (2) assists the Board in identifying, screening and recruiting qualified individuals to become Board members, (3) proposes nominations for Board membership and committee membership, (4) assesses the composition of the Board and its committees, (5) oversees the performance of the Board and committees thereof, and (6) otherwise complies with its responsibilities and duties as stated in the Company's Corporate Governance Committee Charter.

              The Board has determined that all of the members of the Corporate Governance Committee satisfy the independence requirements of the NYSE corporate governance listing standards. The Corporate Governance Committee met two times in 2008. All of the members attended at least 75% of the Corporate Governance Committee meetings.

              Executive Committee.    The Executive Committee may exercise certain powers of the Board between scheduled Board meetings and may perform such duties as the Board may authorize from time to time. The Executive Committee met one time in 2008 with all members in attendance.

Compensation of Directors

              The Compensation Committee reviews annual compensation for directors who are not officers or employees of the Company or its subsidiaries (the "Outside Directors"). In setting Outside Director compensation, the Compensation Committee considers the significant amount of time that directors spend in fulfilling their duties to the Company, as well as the skill level required of Board members. In 2008, the Compensation Committee retained Frederic W. Cook and Co., Inc. ("FWC") to provide competitive compensation data and analysis of our Outside Director compensation, including retainers, meeting fees and equity compensation awards, as compared to that paid to the non-employee directors of the Company's peer group. The companies included in this peer group are listed in "Benchmarking Against Our Peer Groups" in the "Compensation Discussion & Analysis" below. In determining compensation levels, the Compensation Committee considered the compensation data, received input from FWC and reviewed the performance of the Outside Directors. The Board, upon the recommendation of the Compensation Committee, approves annual compensation for Outside Directors.

              The Company uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the Board. Outside Directors are not compensated for the execution of written consents in lieu of Board and committee meetings.

Cash Compensation

              For 2008, Outside Directors received the following cash compensation:

  •
  An annual retainer of $55,500, other than the Chairman of the Board, who received an annual retainer of $110,000;

  •
  Meeting fees of $2,000 for each Board meeting attended; and

  •
  Meeting fees of $1,500 for each committee meeting attended, other than the Chairman of each committee, who received fees of $3,000 per committee meeting.

              Cash compensation for Outside Directors will be unchanged for 2009. The Company also reimburses the Outside Directors for travel and lodging expenses incurred in attending meetings, if any.

              Outside Directors may annually elect to convert all or a portion of their annual cash compensation into restricted shares of our Class A common stock under the Company's 1998 Non-Employee Director Stock Award Plan, as amended and restated. Equity grants are intended to provide deferred benefits to Outside Directors, increase their beneficial ownership in the Company, and to more closely align their interests with that of our stockholders.

Equity Compensation

              Outside Directors are granted 5,000 restricted shares of the Company's Class A common stock upon their initial election to the Board. Following the first year of service, pursuant to the Stock Incentive Plan, Outside Directors are granted an annual formula-based award consisting of either 4,500 stock options or 1,500 shares of restricted stock, as the Board determines in its discretion. Additionally, the Board may also award Outside Directors stock options or restricted stock on a non-formula basis at such times as it determines appropriate. Restricted shares granted to Outside Directors do not have a purchase price, vest in 33 1/3% increments annually beginning on the second anniversary of the grant date, and are subject to accelerated vesting upon a change of control, death or disability. Dividends are paid on awards of restricted stock at the same rate as is paid to all stockholders generally, including a dividend of $0.17 paid in first quarter 2008 and $0.19 paid per quarter thereafter.

              For 2008, Outside Directors received the following equity compensation:

  •
  An annual formula-based award of 1,500 shares of restricted stock; and

  •
  A discretionary award of an additional 3,000 shares of restricted stock, other than the Chairman of the Board, who received a discretionary award of 6,000 shares of restricted stock.

              Beginning in 2009, directors will no longer receive formula and discretionary awards of restricted stock, but will receive $125,000 in restricted stock based on the closing market price on the grant date, which is the first business day of January unless otherwise determined by the Board.

Other Personal Benefits

              At their election, Outside Directors and their spouses are eligible to participate in the Company's group health insurance plan, a portion of the premiums for which are paid by the Company. To date, Messrs. Kosloff, Raines and Reimer have made this election. On certain occasions, an Outside Director's spouse may accompany the Outside Director on corporate aircraft when the director is attending Board or Committee meetings. No incremental cost is incurred in these instances; however, the value of this benefit (calculated pursuant to Internal Revenue Service guidelines) is imputed as income to the Outside Director and included as taxable income on their 1099-MISC.

              The following table reflects the compensation paid to our Outside Directors for 2008.

2008 Director Compensation

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(5)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

Alan W. Kosloff, Chairman of the Board	144,500	210,796	–	–	–	3,865	359,161
Dennis E. Logue	88,500	166,495	–	–	–	3,711	258,706
James M. Raines	79,500	102,389	–	–	–	4,489	186,378
Ronald C. Reimer	94,500	167,825	–	–	–	4,705	267,030
William L. Rogers	5,000	194,787	–	–	–	4,098	203,885
Jerry W. Walton	78,000	116,869	–	–	–	5,104	199,973

(1)
For 2008, Mr. Rogers elected to convert $74,500 of his annual cash compensation into restricted stock and was granted 2,147 shares of restricted stock on January 2, 2008.
(2)
Represents the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008 in accordance with Financial Accounting Standards Board Statement No. 123 (revised 2004) ("FAS 123(R))," and includes amounts from awards granted in 2004, 2005, 2006, 2007 and 2008. No forfeitures occurred during 2008 and all awards are valued based on the closing market price of the Company's Class A common stock on the date of grant ($34.69 for 2008 awards, which were granted January 2, 2008). The Company's expense is calculated based on the closing fair market value on the date of grant amortized on a straight line basis over the four year vesting period. As of December 31, 2008, Messrs. Kosloff, Logue, Raines, Reimer, Rogers and Walton held 23,324, 18,354, 11,499, 17,971, 20,561 and 12,300 shares of unvested restricted stock, respectively. In 2008, Messrs. Kosloff, Logue, Raines, Reimer, Rogers and Walton received $17,765, $14,093, $8,509, $13,892, $16,462 and $9,102, respectively, in dividends on shares of unvested restricted stock.

(3)
The grant date fair value of the equity awards granted in 2008 computed in accordance with FAS 123(R) for Messrs. Kosloff, Logue, Raines, Reimer, Rogers and Walton is $260,175, $156,105, $156,105, $156,105, $230,584 and $156,105, respectively.
(4)
All stock options held by the Outside Directors were fully vested prior to January 1, 2006, and as such, no amount is recognized in future years for financial statement reporting purposes in accordance with FAS 123(R). As of December 31, 2008, Messrs. Reimer and Rogers held 11,371 and 41,467 outstanding options, respectively.
(5)
Includes a tax gross-up reimbursement of $3,181, $2,972, $2,972, $3,659, $2,972 and $3,968 for commemorative anniversary gifts for Messrs. Kosloff, Logue, Raines, Reimer, Rogers and Walton, respectively. Also includes tax gross-up reimbursement related to personal use of Company aircraft as determined for income tax purposes pursuant to Internal Revenue Service guidelines with respect to spousal attendance at a Company business function in the amount of $684, $739, $1,517, $1,046, $1,126 and $1,136 for Messrs. Kosloff, Logue, Raines, Reimer, Rogers and Walton, respectively.

Code of Business Conduct and Ethics

              The Board has adopted a Corporate Code of Business Conduct and Ethics that applies to all of the Company's directors, officers and employees. The purpose and role of this code is to focus our directors, officers and employees on areas of ethical risk, provide guidance to help them recognize and deal with ethical issues, provide mechanisms to report unethical or unlawful conduct, and to help enhance and formalize our culture of integrity, honesty and accountability. As required by applicable law, the Company will post on the "Corporate Governance" page of the "Corporate" section of its website at www.waddell.com any amendments or waivers of any provision of this code made for the benefit of executive officers or directors of the Company.

Corporate Governance Guidelines

              The Board has adopted Corporate Governance Guidelines to assist it in exercising its responsibilities to the Company and its stockholders. The guidelines address, among other items, director responsibilities, Board committees, non-employee director compensation and stock ownership guidelines.

Section 16(a) Beneficial Ownership Reporting Compliance

              Section 16(a) of the Exchange Act requires each director, officer and any individual beneficially owning more than 10% of the Company's Class A common stock to file with the SEC reports of security ownership and reports on subsequent changes in ownership. These reports are generally due within two business days of the transaction giving rise to the reporting obligation.

              To the Company's knowledge, all required Section 16(a) filings were timely and correctly made by reporting persons during 2008, except that due to administrative errors, Henry J. Herrmann, Michael D. Strohm and Robert J. Williams, Jr. (a former executive officer) did not timely file one report reporting one reportable transaction each.

Certain Relationships and Related Transactions

              The Corporate Governance Committee is charged with the responsibility of reviewing and pre-approving all "related-person transactions" (as defined in SEC regulations), and periodically reassessing any related-person transaction entered into by the Company to ensure its continued appropriateness. This responsibility is set forth in the Company's Corporate Code of Business Conduct and Ethics.

              Kurt A. Sundeen, the brother of John E. Sundeen, Jr., our Senior Vice President and Chief Administrative Officer – Investments, is an employee of the Company. For the 2008 fiscal year, Kurt Sundeen received an aggregate salary and bonus of $158,375, a matching contribution of $6,339 under the Company's 401(k) and Thrift Plan, and participated in the Company's active employee flexible benefits plans, which are generally available to all Company employees. Additionally, the Company awarded Mr. K. Sundeen 2,900 shares of restricted stock in April 2008, and recognized $69,821 for financial statement reporting purposes for the 2008 fiscal year in accordance with FAS 123(R) for awards granted pursuant to the Stock Incentive Plan, including amounts from awards granted in and prior to 2008. The Corporate Governance Committee has reviewed and ratified Mr. K. Sundeen's employment in accordance with Company policy. The Company does not view John E. Sundeen, Jr. as having a beneficial interest in this transaction that is material to him, nor does Mr. John E. Sundeen, Jr. believe that he has a direct or indirect material interest in the employment relationship of his brother.

Compensation Committee Interlocks and Insider Participation

              During the 2008 fiscal year, none of the Company's executive officers served on the board of directors of any entities whose directors or officers serve on the Company's Compensation Committee. No current or past executive officers of the Company serve on the Compensation Committee.

Principal Stockholders of the Company

              There were no beneficial owners of more than 5% of the Company's Class A common stock as of December 31, 2008.

 COMPENSATION COMMITTEE REPORT

              Notwithstanding anything to the contrary set forth in any filings of Waddell & Reed Financial, Inc. (the "Company") under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act") that might incorporate future filings by reference, including this Proxy Statement, in whole or in part, the following Compensation Committee Report shall not be incorporated by reference into any such filings, and shall not be deemed soliciting material or filed under the Securities Act or the Exchange Act.

              The Compensation Committee has reviewed and discussed the Compensation Discussion & Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion & Analysis be included in this Proxy Statement.

Waddell & Reed Financial, Inc. Compensation Committee

2008 Members

Ronald C. Reimer, Chairman
Alan W. Kosloff
William L. Rogers
Jerry W. Walton

 COMPENSATION DISCUSSION & ANALYSIS

              The following information contains statements regarding future individual and company performance measures, targets and other goals. These goals are disclosed in the limited context of the Company's executive compensation program and should not be understood to be statements of management's expectations or estimates of results or other guidance. The Company specifically cautions investors not to apply these statements to other contexts.

Introduction

              This Compensation Discussion & Analysis discusses the Company's compensation program as it applied to the named executive officers for 2008 and certain compensation decisions made for 2009 as a result of market events that adversely affected the Company's stock price and revenues in 2008.

              As an asset manager, our revenues are driven primarily by the strength of our investment performance, the distribution success of our investment products and efficient management of our expenses. The Company was adversely affected by the economic crisis and global market downturn beginning in the second half of 2008, which had a material negative impact on what had otherwise been a year of strong performance. For example:

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  79% of assets managed by the Company outperformed their Lipper peer group over the last 12 months; long-term performance was also impressive with 88% and 92% of assets outperforming the peer average on a 3 and 5-year basis, respectively. Additionally, Barron's ranked our Advisors Funds the top fund family, and Ivy Funds were ranked third, over the latest 5-year period.

  •
  Despite the sharp market decline, our Wholesale distribution channel posted $15.6 billion in gross sales for 2008 – nearly double those of 2007 – and our Advisors distribution channel attained net positive flows of $128 million, the first year of positive flows since our IPO in 1998.

  •
  We proactively responded to the market downturn by scrutinizing spending and undertaking expense reductions in order to protect future profitability levels. We adjusted expenses to a new, lower level of assets under management, eliminated projects that were deemed non-critical, and sharply reduced compensation expenses through a voluntary separation program and lower 2008 incentive compensation payments.

              The unprecedented market events of 2008, particularly in the equity markets, led to significant declines in revenues and in our stock price. These declines significantly affected our stockholders, as well as our named executive officers, who due to the emphasis in our compensation program on performance-based equity compensation and the accumulation and holding of prior grants, had substantial holdings in, or compensation valued by reference to, our stock.

              These market-driven events also materially affected the compensation paid to the named executive officers with respect to their 2008 services. As described in greater detail below, (1) total annual cash bonuses were 50% less than those paid in 2007, in Mr. Herrmann's case 60% less, and (2) the total value of equity compensation awards made to the named executive officers decreased 39% from 2007 award levels.

              Given the deteriorated market conditions and climate of economic uncertainty, the Compensation Committee (the "Committee") also reassessed our compensation program for 2009 and future years. As a result of this evaluation, the Committee froze the 2009 base salaries of our named executive officers at 2008 levels, as discussed in greater detail below. Moreover, we generally do not expect that the difficult financial market and poor economic outlook will improve in the short term, which will likely result in further reduced incentive compensation awards for 2009.

Compensation Program Objectives

              The main objective of our compensation program is to attract and retain high performance executives with the appropriate expertise and leadership to build and maintain long-term stockholder value. The following principles provide the basis for our compensation program:

  •
  Compensation levels should be sufficiently competitive to attract, motivate and retain high caliber executives.

  •
  Appropriate levels of reward for performance should be tied to and vary with the Company's financial and operational performance, as well as individual performance.

  •
  A majority of total compensation should be "at risk" in the form of short-term and long-term incentive awards. Executives with greater roles and the ability to directly impact the Company's performance goals and long-term results bear a greater proportion of the risk if these goals and results are not achieved.

  •
  Long-term awards should constitute a larger portion of incentive awards to encourage executives to focus on the Company's long-term growth and prospects.

  •
  Retirement benefits should comprise an element of executive compensation, which the Committee believes provides a competitive advantage.

              The investment management and financial services industry is highly competitive and experienced professionals have significant career mobility. Some of the companies for which we compete for executive talent are privately owned and others have significantly larger market capitalization than the Company. Because our business is driven by intellectual capital, our employees, including our executives, are the Company's greatest asset. Historically, we have groomed internal personnel for executive positions or recruited external candidates with a high degree of experience and knowledge of our industry, believing that executives with industry knowledge are more likely to excel. However, this limits the recruiting pool and makes retention a key focus of our compensation program.

Elements Of Our Compensation Program

              Total compensation for the named executive officers consists of one or more of the following components:

  •
  Base salary

  •
  Annual performance-based incentive awards, including a short-term cash award and long-term equity compensation award

  •
  Deferred compensation

  •
  Retirement benefits

  •
  Personal benefits and other perquisites

How We Determine Compensation

              Each year, the Committee makes compensation decisions using an approach that considers several important factors in developing compensation levels, rather than establishing compensation at specific benchmark percentiles or based on a formula-driven framework. This enables us to be responsive to the dynamics of our industry and its compensation practices and provides the Committee with flexibility in maintaining and enhancing our executive officers' engagement and motivation. Specifically, the Committee reviews and considers the following:

  •
  The Company's financial and operational performance for the year;

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  Market survey information for comparable public and private asset managers prepared by the Committee's independent compensation consultant;

  •
  Recommendations of the Company's Chief Executive Officer, based on individual responsibilities and performance;

  •
  The previous year's compensation levels for each named executive officer; and

  •
  Overall effectiveness of the executive compensation program.

              In determining the grant levels of incentive compensation, for which the prior year's award serves as an initial basis for consideration, the Committee also considers levels of sustained past performance, performance potential, retention risk and the value of the particular compensation element needed to keep an executive's level of total compensation competitive and consistent with our compensation program's objectives. Although there is no formal policy regarding the relationship of compensation among the named executive officers, the Committee also considers the appropriateness of each named executive officer's compensation relative to the other named executive officers to reflect differences in the scope of authority and responsibilities between executives. Considering these factors, award levels are determined based on the Committee's subjective judgment and discretion and its assessment of such awards' fairness and adequacy in achieving the objectives of our executive compensation program. This approach enables the Committee to be responsive to the dynamics of the labor market, including the need to retain and motivate a particular executive, and provides the Committee with flexibility to compensate our named executive officers in a way that reflects the influence and contributions of each executive individually to overall corporate performance and reinforce our pay-for-performance culture.

Management's Role in the Compensation-Setting Process

              Our Chief Executive Officer, Henry J. Herrmann, regularly attends Committee meetings, and advises the Committee regarding, among other things, the design and effectiveness of the Company's performance measures, the general competitiveness of our compensation program, information on the Company's business strategies and risks, financial results and other measures of corporate performance, and historical context regarding the link between the Company's strategic goals and various elements of compensation. The Committee also requests Mr. Herrmann to evaluate the performance of the senior executive officers who report directly to him, including the other named executive officers, and to make recommendations to the Committee regarding their base salary levels and the form and amount of their annual cash incentive bonus and long-term equity award. With the exception of 2008 as discussed below, Mr. Herrmann generally does not make recommendations to the Committee regarding the level or form of his compensation.

              Our Chief Financial Officer, Daniel P. Connealy, regularly attends Committee meetings and advises the Committee as necessary regarding the Company's financial results or accounting rules that are relevant to incentive compensation or other matters that come before the Committee, and provides the Committee with historical and prospective compensation information relevant to their determinations. Additionally, our General Counsel, Daniel C. Schulte, and Secretary and Associate General Counsel, Wendy J. Hills, also regularly attend Committee meetings and provide advice regarding legal and corporate governance matters, details regarding our stock award and incentive compensation plans, and other requested information related to Committee discussions, including tally sheets and wealth accumulation analyses as further described below.

Compensation Consultant

              In 2008, the Committee engaged Frederic W. Cook & Co., Inc., an independent compensation consulting firm ("FWC") to review and assess competitive compensation data regarding total compensation and individual pay components (i.e., base salary, cash incentive compensation and long-term equity awards) for all senior executive officers, including the named executive officers, with respect to the Company's peer group and an analysis of Mr. Herrmann's Change in Control Agreement. The Committee also directed FWC to provide an analysis of competitive practices for non-employee director compensation to be paid in 2009. FWC provides no services to the Company or management and has served as the Committee's compensation consultant since 2004. Mr. Herrmann did not meet with FWC on an individual basis during its engagement in 2008.

Benchmarking Against Our Peer Groups

              With the assistance of FWC, the Committee compared the Company's executive compensation program in 2008 against a broad group of companies in the investment management and financial services industry: Affiliated Managers Group, Inc., AllianceBernstein Holding L.P., Ameriprise Financial, Inc., BlackRock, Inc., Calamos Asset Management, Inc., Eaton Vance Corp., Federated Investors, Inc., Franklin Resources, Inc., GAMCO Investors, Inc., Janus Capital Group, Inc., and T. Rowe Price Group, Inc. The Company competes for market share, shelf space, mutual fund shareholders and institutional clients, executive talent and employees with each of these 11 publicly traded asset managers. Additionally, this peer group comprises 10 of the 32 companies in the SNL Investment Advisor Index (which excludes Ameriprise Financial, Inc.) that is used for comparison purposes in the Company's stock performance graph. The peer group does not include the 21 additional companies comprising the SNL Investment Advisor Index due to their smaller size, business orientation and/or status as a foreign corporation. The Committee reviews compensation information of the peer group companies compared to that of the Company based on both the 1st through 5th most highly paid officer positions, as well as information comparing titled officer positions, if available. In evaluating competitive compensation information, the Committee does not target our executives' compensation to be paid at a specific percentile or limit its overall evaluation of competitive compensation to a particular percentile, but does take into consideration, on a non-formulaic basis, various differences between the Company and the comparison companies, including with respect to measures such as market capitalization, number of employees, assets under management, revenues, income, and profitability (income per billion of assets).

              The Committee also reviews competitive compensation information obtained from McLagan Partners' Investment Management Survey (the "McLagan Survey"), a widely used and definitive source for compensation information of a significant number of public and private investment management and advisory firms. It provides detailed analyses of compensation for a greater depth of investment management employees than is available for our public peers and is specifically focused on the asset management industry. Within the analysis for each officer position, individual firms are not identified by name; competitive compensation information is presented in several different groupings, including by the firms' headquarter location, range of assets under management and various percentiles (e.g., low quartile, median, high quartile, etc.). Similar to its review of our public peers, the Committee reviews individual pay components and total compensation as reported in the McLagan Survey for each of the named executive officers, but does not target compensation to be paid to the named executive officers, or limit its evaluation of overall compensation information, to that reported for firms of a particular range of level of assets under management, geographic area or percentile.

              The Committee considers the compensation information provided by FWC and the McLagan Survey equally relevant and important, with neither source of competitive peer group information being a decisive factor in setting executive compensation levels.

Recommendations of the Chief Executive Officer

              The Committee receives recommendations from Mr. Herrmann regarding the level and form of compensation to be paid to the named executive officers that report directly to him. Mr. Herrmann's recommendations are based on his evaluations regarding the individual performance and contributions of each of the other named executive officers in furthering the Company's success, building stockholder value and executing individual responsibilities, which may include:

  •
  Individual performance and contributions to financial and operational goals, such as fund performance; earnings, sales and revenue growth; cash flow performance; operating margins; and fixed and variable cost reductions;

  •
  Operational management, such as project milestones and process improvements;

  •
  Internal working and reporting relationships that promote collaboration and teamwork;

  •
  Leadership, including the ability to develop and motivate employees and personal development; and

  •
  Individual expertise, skills and knowledge relevant to each executive's position and responsibilities, the potential to assume increased responsibilities, and long-term value to the Company.

              With respect to Mr. Herrmann's position and responsibilities, the Committee considers his company-wide oversight and management, execution and success of the Company's business and strategic initiatives, the Company's financial and operating results, the creation of stockholder value, leadership of the investment management process, his years of industry experience, the size and complexity of the Company's business, and effective leadership of the Company's management team.

              The Committee does not have a pre-defined framework that determines which of these factors may be more or less important, and the emphasis placed on any specific factor or individual contribution may vary by named executive officer.

Historical Compensation Information

              Tally sheets reviewed by the Committee reflect the total dollar value of each named executive officer's annual compensation, including, among other things, base salary, incentive awards, perquisites, supplemental executive retirement income and other deferred compensation plan benefit accruals. These tally sheets estimate the named executive officers' total annual compensation and provide perspective on the named executive officers' total compensation, but were not a material consideration in setting executive compensation.

              While the Committee reviewed wealth accumulated through prior equity incentive awards for each named executive officer, for 2008 it was not a material consideration in determining annual compensation, other than with respect to Mr. Herrmann as discussed in greater detail below. The Committee's focus is to set competitive pay levels on an annual basis, and to ensure a significant portion of compensation is performance-based; if prior equity incentive awards significantly increase in value, this positive development, which rewards all of our long-term stockholders, should not negatively impact current compensation decisions.

Analysis of 2008 Compensation

              Consistent with the philosophy that a majority of total compensation should be "at risk," the named executive officers received, on average, 23% of their total compensation in base salary and 77% in variable incentive compensation. Because Mr. Herrmann did not receive an equity incentive award in 2008, which would normally increase the proportion of incentive compensation as compared to base salary, his base salary increased to 50% of total compensation, with the remaining 50% consisting of incentive compensation.

Base Salary

              We provide our named executive officers with a base level of monthly income for the expertise, skills, knowledge and experience they offer to our management team. Base salaries are reviewed annually by the Committee and are broadly based on relative salaries of the Company's peers, but may vary from market due to tenure of service, scope and complexity of the position (including current job responsibilities) and individual performance considerations.

              In December 2007, the Committee approved salary increases for fiscal year 2008 in the form of merit increases and to provide more competitive salaries. Salaries increased an average of 4.8% over those paid in 2007, with the exception of Mr. Avery, who received a promotional increase of approximately 22% in recognition of his assumption of additional responsibilities as the Company's Chief Investment Officer and the superior performance of the investment management division and the mutual fund managed by Mr. Avery.

              For a further description of the base salaries paid to the named executive officers in 2008, please refer to the 2008 Summary Compensation Table below.

Annual Performance-Based Incentive Awards

              Our named executive officers are eligible to receive annual performance-based incentive awards under the Waddell & Reed Financial, Inc. 2003 Executive Incentive Plan, as amended and restated, which we refer to herein as the "Executive Incentive Plan." These incentive awards, granted from cash and restricted stock bonus pools, provide an incentive for consistent annual performance in building stockholder value, to align our executives' interests with that of our stockholders and to encourage retention and a long-term commitment to the Company, reinforced by the vesting provisions of our equity awards. The size of the bonus pools are determined upon the achievement of pre-established performance goals that are set by the Committee in the first quarter of each year.

              The Committee has discretion to designate the senior executive officers of the Company that are eligible to receive such incentive awards, as well as to set the percentage of the incentive awards each participant is entitled to earn upon achievement of the performance goals, as discussed below. Notwithstanding the foregoing, the Committee may, in its discretion, award compensation absent the attainment of the relevant performance goals or reduce or eliminate entirely the amount of incentive awards payable to any participant upon attainment of the performance goals, but any such reduction may not increase the awards of another participant. In the event the Committee awards compensation absent the attainment of the relevant performance goals, the award may not be deductible by the Company under Section 162(m) of the Internal Revenue Code ("Section 162(m)").

              Determination of Bonus Pools.    Since 2003, performance-based incentive awards have been based on bonus pool formulas determined pursuant to the terms of the Executive Incentive Plan. As in prior years, the size of the bonus pool available for cash incentive awards was based upon 4% of the Company's 2008 "adjusted operating income," defined as net income increased by interest expense; federal, state and local income taxes; executive cash incentive bonuses; extraordinary or non-recurring losses; and losses from publicly-disclosed acquisitions in 2008 (of which there were none) and decreased by gains from such acquisitions (of which there were none), for a total of $7,504,200 for 2008. Operating income is used by the Company and investors as a measure of the Company's underlying profitability and fluctuates with the Company's performance, which in turn creates a bonus pool that moves with the Company's performance. It is adjusted in order to provide a measure of performance that reflects the influence and contributions of each executive on a relatively equal basis and excludes items that, for example, may be disproportionately influenced by the business decisions of one executive more than others, or that are not indicative of our business and economic trends. This results in a measure of our executive officers' management of the Company's operating business as a whole. In setting the discretionary 4% threshold, the Committee considered industry practice, recommendations of the compensation consultant regarding the performance measure, the number of executive officers participating in the Executive Incentive Plan, and historical operating results and cash incentive awards granted in prior years.

              Similar to prior years, restricted stock incentive awards were based upon the attainment of a 40% "adjusted return on equity" or "adjusted ROE" defined as stockholders' equity increased by executive cash incentive bonuses, extraordinary or non-recurring losses, and losses from publicly-disclosed acquisitions in 2008 (of which there were none), and decreased by extraordinary or non-recurring losses and gains from publicly disclosed acquisitions in 2008 (of which there were none). Return on equity is a measure of how well the Company uses stockholders' equity to generate net income. Upon the attainment of a 40% adjusted ROE, 420,000 shares of the Company's Class A common stock were eligible for issuance from the restricted stock bonus pool. In setting the discretionary 40% threshold and the 420,000 share threshold, the Committee considered adjusted return on equity for the industry and our peers, the number of executive officers participating in the Executive Incentive Plan, historical equity incentive awards, and expected difficulty of achieving the desired results.

              The Committee annually reviews the thresholds of 4%, 40% and 420,000 shares of the Company's Class A common stock when it set the performance goals, and did so in February 2008 for 2008 awards, and determined that these thresholds reflect industry standards, adequately fund potential bonuses, and provide sufficient capacity to reward extraordinary performance, when and if achieved. Additionally, the Committee believes that these thresholds are reasonable and fair to the Company and all stakeholders.

              Percentage Allocations.    The maximum percentage of the bonus pools each executive is eligible to receive is determined relative to each individual's scope of authority and responsibilities. Consistent with the philosophy that individuals with greater roles and the ability to directly impact the Company's performance goals and long-term results should bear more of the risk that our performance measures are not achieved, Messrs. Herrmann, Avery and Butch were allocated larger percentages than the other named executive officers.

              As the Company's Chief Executive Officer, Mr. Herrmann has widespread oversight and management responsibilities across the entire organization and is held primarily responsible for the Company's financial successes or failures. Investment performance and sales of our products are the

Company's two most critical metrics for success and the creation of stockholder value. Mr. Avery oversees all aspects of our investment management division, including the portfolio managers and analysts responsible for performance of our mutual funds, and also serves as a portfolio manager for three of the Company's highest performing mutual funds. Mr. Butch is responsible for overseeing two of the Company's distribution channels and executing the Company's sales strategy in order to maximize sales of our investment products and increase assets under management, which form the basis on which the Company earns investment management and underwriting and distribution fees, our two largest sources of revenues. For 2008, the Committee designated Messrs. Herrmann, Connealy, Avery, Butch and Schulte eligible to earn 32%, 9%, 17%, 15% and 9%, respectively, of the cash bonus pool and 30%, 10%, 15%, 15% and 10%, respectively, of the restricted stock pool, with the remaining 20% of each pool to be allocated to other participants in the Executive Incentive Plan.

              Use of Negative Discretion.    Pursuant to Section 162(m) and the Executive Incentive Plan, the Committee may exercise its discretion to pay actual bonus amounts that are less than the maximum amounts that the named executive officers are eligible to receive upon the achievement of the objective pre-established performance goals determined by the Committee. The maximum cash or restricted stock incentive award that each executive officer is eligible to receive, calculated as the percentage of the bonus pools assigned to each executive officer, is not an expectation of actual bonus amounts that will be paid to the executive officers, but a cap on the range of compensation ($0 to the maximum amount) that an individual may be paid while maintaining the tax deductibility of the bonus as "performance-based" compensation for purposes of Section 162(m). The maximum incentive award amount may be awarded under extraordinary circumstances or for extraordinary performance; historically, the Committee has awarded incentive awards that are less than the maximum amount the named executive office is eligible to earn. This provides the Committee with the flexibility to compensate executives for truly exceptional performance without paying more than is necessary to incentivize and retain our named executive officers. The Committee believes that this bonus structure is in the best interests of stockholders because it enables the most prudent use of Company assets by maximizing the deductibility of performance-based compensation while empowering the Committee to pay only those amounts it determines are necessary to appropriately compensate executives.

              2008 Performance-Based Incentive Awards.    As a result of the stock market's impact on the Company's stock price and revenues, and the Company's efforts to substantially reduce compensation expense on a company-wide basis, the Committee accepted Mr. Herrmann's recommendation and exercised their discretion to reduce the other named executive officers' cash incentive awards by 50% from 2007 levels; the Committee further reduced Mr. Herrmann's cash incentive award by 60% from 2007 levels. Accordingly, Messrs. Herrmann, Connealy, Avery, Butch and Schulte received cash incentive awards of $1,000,000, $220,000, $500,000, $288,000 and $220,000, respectively.

              The Committee believes that restricted stock awards must be sufficient in size to provide a strong, long-term performance and retention incentive for executives, and to increase their vested interest in the Company. In 2007, the Committee made the determination to begin awarding Mr. Herrmann a larger portion of incentive compensation in the form of a cash incentive award and decreasing the level of his equity compensation award in light of his age, the four-year vesting schedule of our equity compensation awards and accumulated wealth from prior equity-based compensation awards. Although the Committee has begun to decrease its reliance on equity awards with respect to Mr. Herrmann's compensation levels, given the current market environment and the Company's own expense reduction efforts, which included not only a reduction in compensation costs across the Company but also a workforce reduction program, the Committee determined, based on Mr. Herrmann's recommendation, that he would not receive an equity compensation incentive award for 2008. With respect to the other named executive officers, at the end of 2008, the Committee faced a situation where (1) total compensation of the named executive officers for 2008 was significantly reduced from competitive levels, as well as from 2007 levels, (2) during an environment of unprecedented market turmoil, executive performance had outpaced even the superior performance levels experienced in 2007, and (3) previously granted equity awards were less likely to be effective retention tools. In order to reflect the achievement of outstanding performance in 2008, despite the difficult financial market, and to balance the need for competitive total compensation with the reduction in cash incentive awards, the Committee awarded Messrs. Connealy, Avery, Butch and Schulte equity incentive awards of 42,000, 63,000, 63,000 and 42,000 shares of restricted stock, respectively, the maximum equity incentive award opportunity available for each. The Committee granted these restricted stock incentive awards pursuant to the Executive Incentive Plan from the shares reserved for issuance under the Stock Incentive Plan, as reported in the 2008 Grant of Plan-Based Awards Table below.

              Mr. Herrmann discussed with the Committee the following individual performance considerations that impacted his award recommendations:

  •
  Mr. Connealy:    In a difficult market environment, Mr. Connealy's financial leadership was critical to maintaining a strong balance sheet and managing the Company's financial position. Mr. Connealy was instrumental in developing and monitoring the Company's budgeting process and in identifying critical expense reduction measures taken in 2008 in order to protect future profitability of the Company. Important steps were taken throughout 2008 to strengthen the Company's finance functions, including the introduction of a new accounting software system.

  •
  Mr. Avery:    Mr. Avery has management and oversight of the investment management division staff, and serves as a portfolio manager for one of the Company's largest mutual funds. Investment performance remains highly competitive and in 2008 investment performance outperformed the Company's peer average, on both a short and long-term basis. 79% of our assets outperformed their Lipper peer group over the last 12 months. Long-term performance was equally impressive, with 88% and 92% of assets under management outperforming their Lipper peer group average on a 3 and 5 year basis. Additionally, the total weighted average return for our mutual funds and managed accounts outperformed the S&P 500 by 315 basis points.

  •
  Mr. Butch:    Under Mr. Butch's leadership, distribution success exceeded that of even 2007's outstanding level. In the Advisors channel, gross sales volume of $3.7 billion was the highest on record, and despite the severe market decline, total volume exceeded that of 2007 by 5%. Net flows in this channel were positive for the first year since the Company's IPO in 1998 at $128 million. Redemption rates in the Advisors channel for 2008 were 8.9%, well below industry standard levels, lending to superior long-term profitability. In the Wholesale channel, gross sales of $15.6 billion were nearly double that of 2007, resulting in net flows of $6.9 billion. The 5-year sales volume annual compound growth rate of 84% is one of the highest in the industry.

  •
  Mr. Schulte:    Mr. Schulte continues to effectively manage the Company's regulatory and legal matters, including legal expenses. In 2008, the Committee noted the absence of any new significant regulatory or legal actions and his increased involvement in corporate and strategic initiatives and the analyses of legal and business risks.

              Discretionary Awards of Restricted Stock.    Believing outstanding unvested incentive awards likely to be less effective due to the decline in the Company's stock price and reduction in cash incentive awards, and deeming it critical to retain the services of these executives over the long term, the Committee also granted Messrs. Connealy, Avery, Butch and Schulte discretionary awards of restricted stock equal to 45% of their equity incentive award, or 18,900, 29,350, 29,350 and 18,900 shares, respectively. These amounts were determined after taking into account Mr. Herrmann's recommendations and individual performance evaluations, the relative competitiveness of 2008 results, and the dilutive effects of such awards. In order to further maximize retention value and align management's long-term interests with those of the stockholders, the Committee extended the standard 3-year vesting schedule to a 5-year vesting schedule for these awards. The Committee granted the discretionary restricted stock awards pursuant to, and from the shares reserved for issuance under, the Stock Incentive Plan, as reported in the 2008 Grant of Plan-Based Awards Table below. The discretionary awards were not granted pursuant to the Company's Executive Incentive Plan nor were they granted to replace awards that were not earned pursuant to the Executive Incentive Plan. The objective performance criteria established with respect to the restricted stock pool under the Executive Incentive Plan were fully attained.

              The Committee believes that these levels of cash and equity incentive compensation appropriately reflect corporate performance and individual contributions and maintain to high level of incentive for retention and future performance given the Company's executive compensation objectives. This determination is not a formulaic process, but rather involves the exercise of discretion and judgment by the Committee taking into account the above referenced information. For a further description of the awards paid to each of the named executive officers in 2008, please refer to the 2008 Summary Compensation Table below.

Deferred Compensation

              Shortly after our initial public offering in 1998, the Company determined that the retirement benefits that previously had been offered to certain executive officers under the benefit plans of our former parent company were insufficient. Based on this determination, the Company adopted the Supplemental Executive Retirement Income Plan, as amended and restated (the "SERP") to supplement retirement benefits provided by our Pension Plan, to retain executive talent and to maintain a competitive total compensation package. At the time of adoption, three executives were eligible to participate in the SERP; Mr. Herrmann is the only participant who remains with the Company and participates in the SERP. In 2007, the Committee determined that retirement benefits payable under the Company's Pension Plan and SERP were sufficient to provide Mr. Herrmann with adequate retirement income, and that therefore, no non-formula discretionary contribution would be made by the Company in future years.

              For a description of material plan provisions and further information on SERP benefits payable to Mr. Herrmann, please refer to "Non Qualified Deferred Compensation Plans" below.

Retirement Benefits

              We provide retirement benefits to all of our employees, including the named executive officers, through the Waddell & Reed Financial, Inc. Retirement Income Plan, as amended (the "Pension Plan"), and the Waddell & Reed Financial, Inc. 401(k) and Thrift Plan, as amended (the "401(k) Plan"). These plans are designed in combination, along with the SERP, to provide an appropriate level of replacement income upon retirement.

              In 2008, the Company made matching contributions equal to $9,200 for each of the named executive officers under the 401(k) Plan. For a description of material provisions of the Pension Plan, please refer to "Pension Benefits" below.

Personal Benefits and Other Perquisites

              The named executive officers are eligible to participate in the Company's active employee flexible benefits plans, which include medical, vision, life insurance, long-term disability coverage, and post-retirement medical benefits until age 65 and are generally available to all Company employees.

Additionally, all of the Company's employees are entitled to vacation, sick leave and other paid holidays, and may be eligible for severance payments under a severance pay plan further described below. The Committee believes that the Company's commitment to provide the employee benefits summarized above recognizes that the health and well-being of the Company's employees contribute directly to a productive and successful work life that enhances results for the Company and its stockholders.

              The Company provides all employees with (1) life insurance coverage equal to two times the sum of the employee's current base salary plus last year's bonus/commissions, up to a maximum of $2 million in coverage, and (2) long-term disability coverage equal to 60% of the employee's current base salary, up to a maximum annual benefit of $240,000. However, Mr. Herrmann's life insurance coverage under the Company's general program is limited to $50,000 and is supplemented by an endorsement style split-dollar insurance policy, to provide Mr. Herrmann with competitive benefits and replace coverage that is not offered to him under the Company's group life insurance program. This policy is owned, and the premiums are paid, by the Company (with the beneficiary selected by Mr. Herrmann in the event of his death prior to a termination of his service) and is governed by an agreement that entitles Mr. Herrmann to elect to have the policy transferred to him following a termination of employment for any reason other than death, provided that Mr. Herrmann pays to the Company the aggregate premiums that the Company has paid on the policy. In the event the policy remains in force until Mr. Herrmann's death, the Company is entitled to receive, out of the proceeds of this policy, all Company-paid premiums. Mr. Herrmann is not entitled to any interest in the cash surrender value of this policy.

              For further information on the premiums paid on Mr. Herrmann's insurance policy, please refer to the 2008 Summary Compensation Table below.

              In addition to the personal benefits discussed above, the named executive officers receive the following perquisites:

              Company Aircraft

              Pursuant to the Company's Aircraft Policy, the named executive officers and other management employees are provided use of Company aircraft for business purposes. Additionally, pursuant to an executive security program established by the Committee and approved by the Board, the Company encourages Mr. Herrmann to use Company aircraft for personal as well as business travel when practicable. Other than Mr. Herrmann, the named executive officers are provided use of Company aircraft for personal travel under very limited circumstances.

              From time to time, executives may be accompanied by family members invited to attend business functions, which is deemed "personal use" of the Company aircraft by the Internal Revenue Service for tax purposes. Although the Company does not incur any incremental costs for such "personal use," the taxable value of such use, calculated pursuant to Internal Revenue Service guidelines, is imputed as income to the named executive officers. We provide tax gross-up payments relating to taxable values imputed to the named executive officers for such "personal use" of Company aircraft. The methodology used to determine the Company's incremental cost for personal aircraft usage is described in footnote 5(d) of the 2008 Summary Compensation Table below.

              Company Vehicles

              The Company provides company-owned vehicles to each of the named executive officers. The full cost of these vehicles, including the depreciation, fuel, insurance, maintenance costs, registration and title fees, and property taxes is reported in the 2008 Summary Compensation Table and the value of this benefit (calculated pursuant to Internal Revenue Service guidelines) is imputed as income to each of the named executive officers. In response to the declining market and the Company's ongoing cost reduction efforts, the Company eliminated its car program effective December 2008.

              Financial Services

              The Company provides each named executive officer with an allowance for financial counseling services, which may include financial, estate and/or tax planning, and tax preparation assistance. The Committee believes providing this perquisite allows the named executive officers to more efficiently manage their time and financial affairs and to focus more time and attention on the Company's business issues.

              Other Perquisites

              The Company also provides the named executive officers (1) reimbursement of country club membership dues, (2) an annual executive physical, and (3) tickets to various sporting, civic, cultural, charity and entertainment events if the event tickets are not otherwise being used for business purposes. For further information on perquisites received by the named executive officers in 2008, please refer to the "All Other Compensation" column of the 2008 Summary Compensation Table below.

              The Committee has determined to offer the above-described personal benefits and perquisites in order to attract and retain the named executive officers by offering compensation opportunities that are competitive with the Company's peers. The Committee believes these benefits and perquisites provide a more tangible incentive than an equivalent amount of cash compensation. In determining total compensation payable to the named executive officers for 2008, the Committee considered these benefits and perquisites. However, as these benefits and perquisites represent a relatively insignificant portion of the named executive officers' total compensation, they did not materially influence the Committee's decision in setting such officers' total compensation.

Equity Compensation Program in General

              The Company maintains an equity compensation program for its named executive officers and other key employees in order to attract and retain employees who contribute to the Company's success, to provide incentives that enhance job performance, and to enable those persons to participate in the long-term success of the Company. In recent years, these awards have been in the form of restricted stock.

              The Committee sets the purchase price, if any, of restricted stock in its discretion and restricted stock awards typically vest in 33 1/3% increments annually, beginning on the second anniversary of the grant date. Discretionary awards granted in 2008 vest in 20% increments annually beginning on the first anniversary of the grant date. To date, the Committee has not granted any awards of restricted stock with a purchase price. All restricted stock awards are classified in the Company's financial statements as equity awards.

              The Committee has approved, and will continue to approve, all grants of equity compensation. Although Company management, including the Chief Executive Officer, makes recommendations to the Committee from time to time about the form and amount of equity incentive awards to be granted to Company employees, such awards are approved by the Committee; the Committee does not expect to delegate such approval authority to the Company's executive officers or any subcommittee in the foreseeable future. Additionally, the Committee determines the grant date of all equity awards; the Company's executive officers may not unilaterally select the grant date of awards. In February 2008, at the same time the Committee approved the 2008 performance goals, the Committee set the grant date for the named executive officers' 2008 restricted stock incentive awards as December 2008. Both the incentive and discretionary restricted stock awards were granted on December 31, 2008, the last business day of the year and the last day of the performance period for which the incentive awards were earned. Restricted stock awards for all awardees, other than participants in the EIP, are awarded on the first business day of April, excluding April 1st. The named executive officers receive their restricted stock incentive awards in December, in lieu of April, for administrative purposes only.

              Notwithstanding the foregoing, grants of equity awards have been made in months other than December and April on a very limited basis, but these occurrences did not involve grants to executive officers as an isolated group. The Company does not have a formal policy on timing equity compensation grants in connection with the release of material non-public information to affect the value of compensation. In the event that material non-public information becomes known to the Committee prior to granting equity awards, the Committee will take the existence of such information under advisement and make an assessment in its business judgment whether to delay the grant of the equity award in order to avoid any impropriety.

Tax Considerations

              Section 162(m) of the Internal Revenue Code places a limit of $1,000,000 on the amount of compensation the Company may deduct for federal income tax purposes in any one year with respect to the Company's Chief Executive Officer and the next three most highly compensated officers, excluding the Chief Financial Officer. However, compensation that is "performance-based" (i.e., compensation that is paid pursuant to pre-established objective performance goals that are based on criteria approved by the stockholders and is determined and administered by the Committee according to related regulations) is excluded from this $1,000,000 limitation and is deductible by the Company.

              In reviewing the effectiveness of the executive compensation program, the Committee considers the anticipated tax treatment to the Company and to the named executive officers of various payments and benefits, including deductibility under Section 162(m). However, the deductibility of certain compensation payments depends upon the timing of an executive's vesting or exercise of previously granted awards, as well as interpretations and changes in the tax laws and other factors beyond the Committee's control. For these and other reasons, including to maintain flexibility in compensating the named executive officers in a manner designed to promote varying corporate goals, the Committee will not necessarily, or in all circumstances, limit executive compensation to that which is deductible under Section 162(m) and has not adopted a policy requiring all compensation to be deductible.

              Section 280G of the Internal Revenue Code disallows the deduction of any "excess parachute payment" paid in connection with certain change in control events. A portion of the amount payable to Mr. Herrmann pursuant to his Change in Control Agreement with the Company, including the excise tax gross up described below, may constitute an "excess parachute payment" and will not be deductible by the Company. In contrast to Section 162(m), amounts payable in connection with a change in control transaction cannot easily be designed to avoid treatment as "excess parachute payments." Although the Committee is aware of the possibility of a lost deduction in connection with these payments and intends to take reasonable actions to preserve the deductibility of amounts payable to Mr. Herrmann to the extent possible, as further described in "Change in Control Agreement with the Chief Executive Officer" below, the Committee does not believe it is appropriate for tax considerations to be determinative in the design of Mr. Herrmann's Change in Control Agreement.

              The Committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives. To this end, the Committee annually establishes performance criteria in an effort to ensure deductibility of the cash and restricted stock incentive awards made under the Executive Incentive Plan. Base salary does not qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code.

Stock Ownership Guidelines

              To reinforce the importance of aligning the financial interests of the Company's directors and named executive officers with stockholders, the Board has approved minimum stock ownership guidelines for the directors and named executive officers. Directors are required to maintain stock ownership equal in value to five times such director's annual cash retainer. The Chief Executive Officer is required to maintain stock ownership equal in value to five times his base salary and the other named executive officers are required to maintain stock ownership equal in value to three times their base salary. The value of minimum stock ownership that must be maintained is based upon, and shall be fixed at, the annual cash retainer or base salary paid at the time such director or executive officer initially becomes subject to such ownership guidelines. Directors and executive officers are expected to be in compliance with the applicable ownership level within five years of becoming subject to the ownership guidelines. Stock ownership includes shares of the Company's Class A common stock over which a director or executive officer has direct or indirect ownership or control, including restricted stock or funds invested in the Company's 401(k) stock fund, but does not include shares underlying stock options. Currently, all of our directors and executive officers are in compliance with these stock ownership guidelines.

Change in Control Agreement with the Chief Executive Officer

              In December 2001, the Company entered into a Change in Control Agreement with Mr. Herrmann. Except for Mr. Herrmann, none of the other named executive officers are a party to a change in control agreement.

              The Change in Control Agreement provides for what is commonly referred to as a "double-trigger," which requires that both (1) a "change in control," and (2) the termination of Mr. Herrmann's employment must occur before Mr. Herrmann receives any benefits under the agreement. Mr. Herrmann is not eligible to participate in our Severance Pay Plan for Home Office Employees. The only severance protection provided to Mr. Herrmann is upon a qualifying termination of his employment following a change in control of the Company.

              In 2008, the Committee reviewed the terms and conditions of Mr. Herrmann's Change in Control Agreement and adopted technical amendments to the agreement to comply with Section 409A of the Internal Revenue Code. Following review, the Committee determined that it was in the best interest of the stockholders to maintain this agreement in light of Mr. Herrmann's depth of knowledge, experience and tenure with the Company, his status as a leader within the Company and the industry, and the need to ensure stable management during any potential change in control. The Committee does not view the potential benefits conferred by the Change in Control Agreement as additional elements of compensation due to the fact that a change of control may never occur. The Committee believes that the agreement permits Mr. Herrmann to focus his attention and energy on the Company's business without any distractions regarding the effects of a change in control, and assists the Company in maximizing stockholder value by allowing Mr. Herrmann to participate in an objective review of any proposed transaction and whether such proposal is in the best interest of the stockholders.

              None of the information related to this agreement and reviewed by the Committee was used in determining total compensation. The Change in Control Agreement stands on its own and was not related to any overall compensation objectives at the time it was adopted, other than retention, and did not affect the Committee's decisions regarding other compensation elements.

  •
  Cash Severance and Benefit Continuation:    The Change in Control Agreement provides a lump sum cash payment equal to 2.99 times Mr. Herrmann's base salary and annual bonus and the continuation of benefits under our benefit and insurance plans for a period of three years following the termination. Change in control events frequently result in internal restructuring and the termination of executive management employees. The Committee believes it is appropriate and in the best interests of our stockholders to ensure that Mr. Herrmann will receive a payment equal to his base salary and annual bonus and to receive the benefit continuation that he would, but for his termination, have received during a fixed period following the change in control. Pursuant to the terms of the agreement, this period is three years, which the Committee believes is appropriate because it provides a substantial, but not an excessive, payment to Mr. Herrmann if he incurs a qualifying termination following a change in control.

  •
  Additional Retirement Benefits:    The Change in Control Agreement also provides an a lump sum cash payment equal to the excess of the actuarial equivalent of the benefits he would have received under the Company's Pension Plan and SERP had his employment with the Company continued for three years after the date of termination over the actuarial equivalent of his benefits actually paid or payable under such plans. The period during which these benefits are provided is the same fixed period described above with respect to cash severance and benefits continuation. Pursuant to the same rationale as described above, the Committee believes it is appropriate to provide to Mr. Herrmann an approximation of the tax-qualified and non-qualified retirement benefits he would have received had he continued employment with the Company for the same three year period of time determined to be appropriate by the Committee.

  •
  Extended Exercise Period for Options:    Pursuant to the Change in Control Agreement, all vested equity-based awards granted under the Company's stock incentive plans will be exercisable for the remainder of their respective terms. Our stock option awards generally remain exercisable for a period of three months following a termination of employment with "cause" (as defined below) by the Company. However, given the number of outstanding vested stock options held by Mr. Herrmann, the Committee desires to avoid a situation where those options will be exercised during a short period of time following a change in control. Mr. Herrmann's outstanding options expire on December 9, 2010. The Committee does not believe that an exercise period of less than three years is inappropriate and the extended period will allow Mr. Herrmann to exercise his options in installments over time.

  •
  Pro Rata Bonus:    The Change in Control Agreement provides for the pro rata lump sum payment of Mr. Herrmann's target annual cash incentive bonus as of the termination date. The Committee does not view this payment as severance, but rather, views this as an amount earned by Mr. Herrmann for the continued performance of services up to the date of his termination of employment. Mr. Herrmann's actual bonus for such year had he not been terminated could be more or less than his target amount, and the Committee believes the assumption that the target level of performance would be achieved is a reasonable compromise.

  •
  Tax Gross Up Payment:    The Change in Control Agreement provides for a tax gross up payment in the event Mr. Herrmann is subject to the excise tax imposed on certain "excess parachute payments." The Committee believes that the tax gross up provisions of the Change in Control Agreement are appropriate to ensure that Mr. Herrmann receives the full value of the payments and benefits available under the Change in Control Agreement. The Committee believes that the Change in Control Agreement is structured to provide balanced and appropriate post-change in control severance benefits that eliminate any potential tension between the interests of our Chief Executive Officer and our stockholders. The imposition of the punitive taxes imposed by Section 4999 of the Internal Revenue Code on "excess parachute payments" significantly and adversely upsets that balance. Therefore, the Committee believes it is necessary, in order to satisfy its objectives in entering into the Change in Control Agreement, to shield Mr. Herrmann from the negative tax consequences imposed on "excess parachute payments."

              For a further description of the Change in Control Agreement and potential payments thereunder, see "Potential Payments Upon Termination or Change In Control" below.

Executive Compensation in 2009

              In December 2008, Mr. Herrmann recommended to the Committee that executive salaries remain flat for the 2009 fiscal year considering the ongoing financial crisis and weakening global economy, as well as the Company's ongoing cost reduction efforts. Based on Mr. Herrmann's recommendations, the Committee approved no salary increases for the named executive officers for 2009.

              On February 17, 2009, the Compensation Committee approved the 2009 performance goals pursuant to which performance-based incentive awards may be awarded to executive officers participating in the Executive Incentive Plan. Any such awards will be based on a cash bonus pool and a restricted stock bonus pool that will be calculated in the same manner as awards granted for 2008. Messrs. Herrmann, Connealy, Avery, Butch and Schulte will be eligible to receive 32%, 9%, 17%, 15% and 9%, respectively, of the cash bonus pool and 20%, 11%, 19%, 17% and 11%, respectively, of the restricted stock bonus pool. See "Analysis of 2008 Compensation" above for further information on the methodology under which 2009 awards will be calculated.

              The foregoing discussion primarily describes the compensation philosophies, principles and practices the Committee utilized in setting executive compensation for the 2008 fiscal year. In the future, as the Committee continues to review each element of the executive compensation program, these philosophies, principles and practices may change.

 EXECUTIVE COMPENSATION

Summary Compensation

              The following table summarizes total compensation paid or earned by our named executive officers who served in such capacities during 2006, 2007 and 2008.

              The named executive officers were not entitled to receive payments characterized as "Bonus" payments for the 2006, 2007 and 2008 fiscal years. Amounts reflected under "Non-Equity Incentive Plan Compensation" are performance-based incentive awards determined by the Compensation Committee in December of the respective year, based on performance goals set in February of the respective year.

              Based on the grant date fair value of equity awards granted in 2008 and the base salary of such officers, the named executive officers' aggregate base salaries accounted for an average of approximately 23% of their total compensation, while variable incentive compensation (cash and equity) accounted for an average of approximately 77% of their total compensation, except for Mr. Herrmann, whose base salary accounted for 50% of his total compensation and incentive compensation accounted for the remaining 50%.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compen- sation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Henry J. Herrmann,	2008	1,000,000		1,905,038	–	1,000,000	86,594	158,455	4,150,087
Chief Executive	2007	950,000	–	1,798,558	–	2,500,000	120,040	207,077	5,575,675
Officer	2006	800,000	–	1,648,032	–	1,950,000	114,034	517,861	5,029,927
Daniel P. Connealy,	2008	390,000		673,132	–	220,000	54,160	48,679	1,385,971
SVP and Chief	2007	375,000	–	416,788	–	440,000	37,219	30,545	1,299,552
Financial Officer	2006	350,000	–	208,588	–	350,000	33,934	30,204	972,726
Michael L. Avery,	2008	550,000		1,121,022	–	500,000	103,919	36,454	2,311,395
SVP and Chief	2007	450,000	–	691,200	–	1,000,000	22,879	26,348	2,190,427
Investment Officer	2006	425,000	–	455,537	–	600,000	49,023	22,229	1,551,789
Thomas W. Butch,	2008	475,000		1,116,175	–	288,000	37,555	66,424	1,983,154
SVP and Chief	2007	450,000	–	798,859	–	575,000	13,825	43,572	1,881,256
Marketing Officer	2006	400,000	–	594,059	–	500,000	21,163	34,543	1,549,765
Daniel C. Schulte,	2008	365,000		740,565	–	220,000	22,480	52,755	1,400,800
SVP and General	2007	350,000	–	659,371	–	440,000	2,358	43,224	1,494,953
Counsel	2006	350,000	–	559,769	–	400,000	11,529	25,196	1,346,494

(1)
For 2008, represents the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008, in accordance with FAS 123(R), and includes amounts from awards granted in 2004, 2005, 2006 and 2007. No forfeitures occurred during 2008. The Company's expense is calculated based on the closing fair market value on the date of grant amortized on a straight line basis over the four year vesting period. Restricted stock awards vest in 33 1/3% increments annually beginning on the second anniversary of the grant date, and are subject to accelerated vesting upon a change of control, death or disability, and for awards granted prior to January 1, 2006, upon normal retirement.
(2)
All stock options held by the named executive officers were fully vested prior to January 1, 2006, and as such, no amount is recognized in future years for financial statement reporting purposes in accordance with FAS 123(R).

(3)
For 2008, represents the cash incentive awards made under the Executive Incentive Plan, which are discussed in further detail under "Analysis of 2008 Compensation" set forth above in the "Compensation Discussion & Analysis."
(4)
For 2008, represents the actuarial increase in the present value of the named executive officers' benefits under the Company's Pension Plan, which were determined based on a lump sum discount rate of 6.0%, retirement age of 65, Internal Revenue Code Section 417(e) prescribed mortality rates for 2008 lump sums, and other assumptions set forth in footnote 10 to the Company's audited financial statements for the fiscal year ended December 31, 2008 included in the Company's Annual Report on Form 10-K filed with the SEC on February 27, 2009.
(5)
For 2008, represents the following, including the aggregate incremental cost to the Company of all perquisites or personal benefits where applicable:
(a)
Amounts for executive financial, tax or estate planning of $11,870, $1,620, $8,435 and $7,167 for Messrs. Herrmann, Connealy, Butch and Schulte, respectively.
(b)
Country club membership dues of $8,093, $7,273, $3,010 and $2,685 for Messrs. Herrmann, Connealy, Butch and Schulte, respectively.
(c)
Convention allowance of $25,767 and $12,610 for Messrs. Butch and Schulte.
(d)
Amounts for personal use of Company aircraft for Messrs. Herrmann, Connealy, Avery and Butch of $9,080, $6,853, $5,081 and $432. The value of personal aircraft usage reported above is based on the Company's direct operating costs. This methodology calculates our aggregate incremental cost based on the average weighted variable cost per hour of flight for fuel/oil expenses, mileage, trip-related maintenance, crew travel expenses, landing fees and other miscellaneous variable costs. Since the Company's aircraft are used primarily for business travel, this methodology excludes fixed costs that do not change based on usage, such as pilot salaries, the cost of the aircraft, depreciation and administrative expenses. On certain occasions, an executive's spouse or other family member may accompany the executive on a flight when such person is invited to attend the event for appropriate business purposes. No additional direct operating cost is incurred in such situations under the foregoing methodology; however, the value of personal use of Company aircraft is imputed as income to the named executive officer, including for all named executive officers in 2008. This value is calculated pursuant to Internal Revenue Service guidelines using Standard Industry Fare Level ("SIFL") rates, which are determined by the U.S. Department of Transportation.
(e)
Amounts for personal use of a Company provided automobile, including mileage, fuel, maintenance, insurance and property tax, registration and title fees of $16,551, $22,948, $16,972, $17,221 and $20,388 for Messrs. Herrmann, Connealy, Avery, Butch and Schulte, respectively.
(f)
Tax gross-up reimbursement made by the Company of $985, $638, $5,005, $2,179 and $586 on behalf of each of Messrs. Herrmann, Connealy, Avery, Butch and Schulte related to taxable values imputed to such persons for personal use of Company aircraft as determined for income tax purposes pursuant to Internal Revenue Service guidelines.
(g)
Company contributions to the Company 401(k) Plan for Messrs. Herrmann, Connealy, Avery, Butch and Schulte of $9,200 each.
(h)
A supplemental split-dollar life insurance policy premium paid by the Company on behalf of Mr. Herrmann of approximately $65,607.
(i)
Company contributions of $30,800 to Mr. Herrmann's SERP account.
(j)
Amounts for personal use of entertainment tickets for Messrs. Herrmann, Connealy, Avery, Butch and Schulte of $1,769, $147, $196, $180 and $119.
(k)
Commemorative anniversary gift for Mr. Herrmann valued at $4,500.

              The value of personal use of Company provided automobiles and corporate aircraft (based upon SIFL rates), direct costs of executive financial, tax or estate planning, country club membership dues, convention allowance, anniversary gifts, Mr. Herrmann's split-dollar life insurance policy and tax gross-up reimbursements are imputed to the named executive officers, as applicable, and included as taxable income on their W-2.

Grants of Plan-Based Awards

              The following table reflects estimated possible payouts under incentive plans to the named executive officers during 2008. The Company's equity and non-equity incentive awards are granted to participants in the Executive Incentive Plan based upon pre-established performance goals set annually by the Compensation Committee with a performance period equal to the fiscal year for which the performance goals are set. The Executive Incentive Plan is an annual plan; both equity and non-equity incentive plan awards are determined, generally paid (in the case of non-equity incentive awards) and granted (in the case of equity incentive awards) in the same fiscal year that such awards were earned.

              The named executive officers are eligible to earn a maximum equity and non-equity incentive award for the fiscal year, calculated as certain percentages of the cash bonus pool and the restricted stock bonus pool assigned to each named executive officer. For 2008, Messrs. Herrmann, Connealy, Avery, Butch and Schulte were eligible to receive a maximum of 32%, 9%, 17%, 15% and 9%, respectively, of the cash bonus pool and 30%, 10%, 15%, 15% and 10%, respectively, of the restricted stock bonus pool. In addition, in 2008 discretionary restricted stock awards were made to certain named executive officers. As described in the section titled "Analysis of 2008 Compensation" set forth in the "Compensation Discussion & Analysis" above, these discretionary stock awards were not granted pursuant to an "equity incentive plan" as that term is defined in the SEC's executive compensation disclosure rules.

              Dividends are paid on awards of restricted stock at the same rate as is paid to all stockholders generally, including a dividend of $0.17 paid in first quarter 2008 and $0.19 paid per quarter thereafter. In 2008, Messrs. Herrmann, Connealy, Avery, Butch and Schulte received $160,440, $59,861, $97,699, $95,503 and $61,629, respectively, in dividends on unvested shares of restricted stock. The right to receive dividends is included in the grant date fair value calculated pursuant to FAS 123(R) in the following table.

              For more detailed information regarding awards paid to the named executive officers, please refer to "Analysis of 2008 Compensation" set forth in the "Compensation Discussion & Analysis" above.

 2008 GRANTS OF PLAN-BASED AWARDS TABLE

								All Other Stock Awards:	All Other Option Awards:
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Possible Payouts Under Equity Incentive Plan Awards					Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(5)
								Number of Shares of Stock or Units (#)(4)	Number of Securities Underlying Options (#)
Name	Grant Date	Thres- hold ($)	Target ($)(1)	Maximum ($)(2)	Thres- hold (#)	Target (#)	Maximum (#)(3)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)

Henry J. Herrmann	–				0	63,000	126,000	–	–	–	0
		0	1,200,672	2,401,344
Daniel P. Connealy	12/31/08							18,900			292,194
	12/31/08				0	21,000	42,000				649,320
		0	337,689	675,378					–	–
Michael L. Avery	12/31/08							28,350			438,291
	12/31/08				0	31,500	63,000				973,980
		0	637,857	1,275,714					–	–
Thomas W. Butch	12/31/08							28,350			438,291
	12/31/08				0	31,500	63,000				973,980
		0	562,815	1,125,630					–	–
Daniel C. Schulte	12/31/08							18,900			292,194
	12/31/08				0	21,000	42,000				649,320
		0	337,689	675,378					–	–

(1)
Represents the mid-point of the threshold and maximum possible payout amounts.
(2)
Represents the maximum non-equity incentive award each named executive officer was eligible to receive for 2008 under the percentage assigned to each such officer for the cash bonus pool. For 2008, Messrs. Herrmann, Connealy, Avery, Butch and Schulte earned non-equity incentive plan awards of $1,000,000, $220,000, $500,000, $288,000 and $220,000, respectively. These awards are reported in the "Non-Equity Incentive Plan Compensation" column of the 2008 Summary Compensation Table above.
(3)
Represents the maximum equity incentive award each named executive officer was eligible to receive for 2008 under the percentage assigned to each such officer for the restricted stock bonus pool. For 2008, Messrs. Connealy, Avery, Butch and Schulte earned equity incentive plan awards of 42,000, 63,000, 63,000 and 42,000, respectively, that vest in 33 1/3% increments annually beginning on the second anniversary of the grant date, and are subject to accelerated vesting upon a change of control, death or disability. Mr. Herrmann was not granted an equity incentive plan award for 2008.
(4)
Represents discretionary awards of restricted stock granted to certain of the named executive officers in excess of the maximum number of shares available to each under the pre-established Executive Incentive Plan restricted stock bonus pool For 2008, Messrs. Connealy, Avery, Butch and Schulte were granted 18,900, 28,350, 28,350 and 18,900 shares, respectively, that vest in 20% increments annually beginning on the first anniversary of the grant date, and are subject to accelerated vesting upon a change of control, death or disability.
(5)
Represents the full grant date fair value determined pursuant to FAS 123(R) as reflected in the Company's financial statements, based on the number of shares of restricted stock granted and the closing market price of the Company's Class A common stock on the grant date, which was $15.46 for 2008 awards, all of which were granted on December 31, 2008.

Outstanding Equity Awards At Fiscal Year-End

              The following table reflects outstanding stock options and shares of restricted stock held by the named executive officers as of December 31, 2008.

 2008 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expira- tion Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Henry J. Herrmann	146,475	–	–	14.6250	12/15/09	25,000 (3)	386,500	–	–
	29,640			15.3333	03/03/09	66,666 (4)	1,030,656
	108,000			16.8333	12/11/09	37,333 (5)	577,168
	64,746			16.8333	12/09/10	50,000 (6)	773,000
	7,746			18.00	12/09/10
	51,671			18.00	12/11/09
	18,315			18.00	12/15/09
	4,454			18.00	03/03/09
Daniel P. Connealy	0	–	–	–	–	4,503 (3)	69,616	–	–
						17,531 (4)	271,029
						16,666 (5)	257,656
						30,000 (6)	463,800
						42,000 (7)	649,320
						18,900 (8)	292,194
Michael L. Avery	0	–	–	–	–	6,666 (3)	103,056	–	–
						20,000 (4)	309,200
						26,666 (5)	412,256
						60,000 (6)	927,600
						63,000 (7)	973,980
						28,350 (8)	438,291
Thomas W. Butch	0	–	–	–	–	10,759 (3)	166,334	–	–
						21,154 (4)	327,041
						26,666 (5)	412,256
						50,000 (6)	773,000
						63,000 (7)	973,980
						28,350 (8)	438,291
Daniel C. Schulte	0	–	–	–	–	10,000 (3)	154,600	–	–
						16,666 (4)	257,656
						16,666 (5)	257,656
						25,000 (6)	386,500
						42,000 (7)	649,320
						18,900 (8)	292,194

(1)
All outstanding stock options held by the named executive officers are fully vested. All of Mr. Herrmann's outstanding stock options have been transferred to his personal trust, other than for value, for estate planning purposes.
(2)
All of Messrs. Herrmann's and Butch's unvested shares of restricted stock have been transferred to their personal trusts, other than for value, for estate planning purposes.
(3)
These shares will vest on April 2, 2009.
(4)
These shares will vest in 50% increments on April 2nd of 2009 and 2010.
(5)
These shares will vest in 50% increments on December 29th of 2009 and 2010.
(6)
These shares will vest in 33 1/3% increments on December 31st of 2009, 2010 and 2011.
(7)
These shares will vest in 33 1/3% increments on December 31st of 2010, 2011 and 2012.
(8)
These shares will vest in 20% increments on December 31st of 2009, 2010, 2011, 2012 and 2013.

Option Exercises and Stock Vested

              The following table reflects stock options held by the named executive officers that were exercised in 2008 and shares of restricted stock held by the named executive officers that vested during 2008.

2008 OPTION EXERCISES AND STOCK VESTED TABLE

	Options Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)

Henry J. Herrmann	115,421	1,799,184	102,001	3,042,140
Daniel P. Connealy	–	–	23,271	616,500
Michael L. Avery	35,000	602,659	36,667	962,365
Thomas W. Butch	14,785	277,355	44,435	1,222,204
Daniel C. Schulte	–	–	37,134	1,077,036

(1)
The number of shares received by Messrs. Herrmann, Avery, Butch and Schulte upon vesting of these awards, net of shares withheld by the Company to cover associated tax liabilities, were 59,724, 21,847, 28,912 and 24,623 shares, respectively. Mr. Connealy elected to pay the tax liabilities associated with the vesting of his awards in cash and received the full 23,271 shares reported.

Pension Benefits

              The Company's Retirement Income Plan, as amended (the "Pension Plan"), is a tax-qualified, non-contributory pension plan that covers all eligible employees of the Company who are 21 years of age or older and have one or more years of credited service. Benefits payable are based on a participant's years of credited service and their highest average earnings in any five consecutive years during the last ten years of service prior to retirement, or their "5-year average earnings." The retirement benefit amount payable upon normal retirement is calculated as (1) 2% of a participant's 5-year average earnings for each year of credited service (up to a maximum of 30 years), plus (2) 1% of a participant's 5-year average earnings for each additional year of credited service in excess of 30 years (up to a maximum of ten years); this amount is then reduced by a social security offset.

              Earnings used to determine benefits include the amount shown in the "Salary" column of the 2008 Summary Compensation Table, but exclude all other elements of compensation and, for 2008, may not exceed $230,000 per year (as adjusted for inflation) pursuant to limitations under the Internal Revenue Code. Because of this limitation, the compensation used to determine benefits payable under the Pension Plan for each of the named executive officers is $230,000.

              Benefits under the Pension Plan vest 100% after five years, and are payable monthly for the retiree's lifetime beginning at age 65, or in a reduced amount as early as age 55 with at least ten years of credited service. Mr. Herrmann is currently eligible for normal retirement under the Pension Plan. Mr. Avery is the only named executive officer eligible for early retirement; the early retirement reduction is 1/180th for each of the first 60 months preceding age 65, and 1/360th for each additional month.

              Upon a participant's retirement, benefits under the Pension Plan may be paid (1) as an annuity, which provides reduced benefits during the retiree's lifetime with continuing benefits to a surviving spouse or other beneficiary, or (2) in a lump sum, which provides for an immediate lump sum equal to the actuarial value of the retiree's future benefits in lieu of receiving those benefits over their lifetime.

              Messrs. Herrmann, Connealy, Avery, Butch and Schulte are credited with 35, 4.7, 27.65, 9 and 10.63 years of service, respectively. Under the Pension Plan, participants cannot be credited with years of service in excess of their actual years of service with the Company.

              The following table reflects the actuarial present value of accumulated benefits payable to each of the named executive officers, including the number of years of service credited to each such officer, under the Pension Plan. These benefits were determined using a retirement age of 65, Internal Revenue Code Section 417(e) prescribed mortality rates for lump sum, and other assumptions set forth in footnote 10 to the Company's audited financial statements for the fiscal year ended December 31, 2008 included in the Company's Annual Report on Form 10-K filed with the SEC on February 27, 2009. Benefits reflected below are estimates; the actual benefit payable is determined upon retirement or termination from the Company.

2008 PENSION BENEFITS TABLE

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
(a)	(b)	(c)	(d)	(e)

Henry J. Herrmann	Pension Plan	35	1,373,270	0
Daniel P. Connealy	Pension Plan	4.7	175,329	0
Michael L. Avery	Pension Plan	27.65	615,746	0
Thomas W. Butch	Pension Plan	9	162,051	0
Daniel C. Schulte	Pension Plan	10.63	104,136	0

Nonqualified Deferred Compensation Plans

              SERP

              The Waddell & Reed Financial, Inc. Supplemental Executive Retirement Plan, as amended and restated (the "SERP") is a non-qualified defined contribution deferred compensation plan that provides benefits to certain senior executive officers that are precluded under the Pension Plan and the 401(k) Plan. Currently, Mr. Herrmann is the only employee eligible to participate in the SERP.

              Under the SERP, each calendar year the Company credits Mr. Herrmann's SERP account with (1) an amount equal to 4% of his base salary, less the amount of the maximum annual employer matching contribution that could be made on Mr. Herrmann's behalf under the 401(k) Plan, and (2) a non-formula discretionary contribution, as determined by the Compensation Committee in its discretion, which could be zero. Additionally, each calendar year, Mr. Herrmann's SERP account is credited (or charged) with an amount equal to the performance of certain hypothetical investment vehicles since the last preceding year. These hypothetical investment vehicles are generally available to Company employees participating in the 401(k) Plan. Upon Mr. Herrmann's separation (subject to the six month delay on certain termination payments imposed by the Internal Revenue Code), or at such other time based on a pre-existing election by him, benefits accumulated under the SERP are payable in installments or in a lump sum. As previously disclosed in 2007, the Compensation Committee does not intend to make any non-formula discretionary contributions to Mr. Herrmann's SERP account in the foreseeable future, and no such contribution was made in 2008.

              Portfolio Managers Plan

              Under the Portfolio Managers Deferred Compensation Plan, as amended and restated (the "Portfolio Managers Plan"), designated portfolio managers and assistant portfolio managers are required to defer 30% of their annual cash bonus into selected hypothetical investment vehicles, which must include one or more of the mutual funds or series of mutual funds managed by the participant, and may include other equity or fixed income funds managed by the Company. Participants' accounts are annually credited (or charged) with an amount equal to the performance of the selected hypothetical investment vehicles since the last preceding year. Except as otherwise provided in the plan, cash bonus awards deferred under the plan are not forfeitable unless the participant is terminated by the Company for cause. Generally, amounts deferred under the plan and not previously withdrawn are payable in a lump sum within 90 days upon a participant's retirement, total disability, death, resignation or termination without cause (subject to the six month delay on certain termination payments imposed by the Internal Revenue Code). "Retirement" means the date of a participant's resignation on or after the later of his or her 55th birthday or the third anniversary of participation in the plan. Additionally, participants may elect in-service withdrawals beginning in the fourth plan year. All distributions and withdrawals under the plan will be made in cash or other property at the plan administrator's discretion. Mr. Avery, the Company's Chief Investment Officer, is also a portfolio manager for several of the Company's mutual funds, and as such, participated in this plan in prior years. Effective 2006, Mr. Avery is no longer subject to mandatory deferrals under this plan, although he will continue to receive distributions of previously deferred compensation. Except for Mr. Avery, none of the other named executive officers participate in the Portfolio Managers Plan.

              The following table reflects nonqualified deferred compensation payable to the named executive officers under the SERP and the Portfolio Managers Plan, as applicable.

2008 NONQUALIFIED DEFERRED COMPENSATION TABLE

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)(3)
(a)	(b)	(c)	(d)	(e)	(f)

Henry J. Herrmann	–	30,800	78,621	–	3,556,529
Daniel P. Connealy	–	–	–	–	–
Michael L. Avery	–	–	(86,324)	198,114	249,027
Thomas W. Butch	–	–	–	–	–
Daniel C. Schulte	–	–	–	–	–

(1)
Represents the Company's 2008 formula contribution to Mr. Herrmann's SERP account, which is included in the "All Other Compensation" column of the 2008 Summary Compensation Table above.
(2)
Represents aggregate earnings (losses) on selected hypothetical investment vehicles.
(3)
Represents accumulated account values (including gains and losses) as of December 31, 2008. For Mr. Herrmann, includes $420,893 previously reported as compensation in the "All Other Compensation" column of the Summary Compensation Table for 2006, 2007 and 2008.

Potential Payments Upon Termination or Change in Control

              Change In Control Agreement

              In December 2001, the Company entered into a Change in Control Agreement with Mr. Herrmann. Mr. Herrmann's agreement has an initial term of three years that automatically renews for one year terms thereafter, absent 90 days written notice from the Company. The agreement requires both a "change in control" and the termination of Mr. Herrmann's employment before Mr. Herrmann receives any benefits under the agreement.

              Pursuant to the agreement, if a "change in control" occurs, and Mr. Herrmann's employment is terminated within two years thereafter by (1) the Company without "cause," or (2) Mr. Herrmann with "good reason" (which includes his resignation for any reason during the 30-day period immediately following the six-month anniversary of a "change in control"), Mr. Herrmann will receive (subject to the six month delay on certain termination payments imposed by the Internal Revenue Code):

  •
  All earned or accrued compensation through the termination date (the "Accrued Obligations");

  •
  A lump sum cash payment equal to 2.99 times his base salary and annual bonus;

  •
  All vested equity-based awards granted under the Company's stock incentive plans, which will be exercisable for the remainder of their respective terms;

  •
  Continuation of benefits for Mr. Herrmann and his dependents under the Company's insurance and benefit plans for three years;

  •
  A pro rata payment of his target annual cash incentive bonus as of the termination date;

  •
  An amount equal to the excess of the actuarial equivalent of the benefits he would have received under the Company's Pension Plan and SERP had his employment with the Company continued for three years after the date of termination over the actuarial equivalent of his benefits actually paid or payable under such plans;

  •
  Outplacement services; and

  •
  A gross-up payment to pay for any applicable excise taxes on excess parachute payments paid to Mr. Herrmann.

              In addition, the Company will pay or provide Mr. Herrmann any other amounts or benefits required to be paid or provided or that he is eligible to receive under any other plan, program, policy, practice, contract or agreement of the Company in accordance with the applicable terms of the arrangement, such as the accelerated vesting of restricted stock pursuant to the change of control provisions of the Company's stock award plans (the "Other Benefits"). The Other Benefits payable to Mr. Herrmann are quantified in column (c) to the table below, unless they are available under arrangements that do not discriminate in favor of executive officers of the Company and are available generally to all salaried employees.

              Upon a termination due to Mr. Herrmann's death or "disability" he, or his representative, will receive the Accrued Obligations, the Other Benefits, and the pro rata portion of his annual bonus as of the date of his death or "disability" calculated on the basis of the bonus that would have been paid to

Mr. Herrmann had he remained employed for the entire year, payable at the time annual bonuses for the year are otherwise paid to active employees. Had Mr. Herrmann's employment terminated due to death or "disability" on December 31, 2008, the bonus payable to him would be $1,000,000.

              Upon a termination of employment for any other reason (other than on account of death or "disability") following a "change in control," Mr. Herrmann will receive only the Accrued Obligations and Other Benefits.

              Generally, under the agreement, a "change in control" will be deemed to have occurred:

    •
    When any person acquires 20% or more of the voting power of the Company;

    •
    If, during any period of two consecutive years, a majority of the Board members change, unless the new directors are elected or recommended by at least two-thirds of the existing Board members; or

    •
    Upon the acquisition of the Company.

              "Cause" means Mr. Herrmann:

    •
    Materially engaged in willful misconduct or dishonesty;

    •
    Was convicted of a felony; or

    •
    Materially breached the agreement.

              "Good reason" means:

    •
    A material diminution in Mr. Herrmann's position or title or in the nature of his responsibilities or authority;

    •
    A reduction in his compensation or benefits or the failure of the Company to increase his compensation at a rate commensurate with that of other senior executive officers of the Company;

    •
    Relocating Mr. Herrmann;

    •
    The Company materially breaching the agreement; or

    •
    Mr. Herrmann's resignation of employment with the Company for any reason during the 30-day period immediately following the six-month anniversary of the "change in control."

              "Disability" means

    •
    Incapacity due to physical or mental illness in accordance with the Company's long term disability plan causing Mr. Herrmann to be absent from the full-time performance of his duties; and

    •
    His failure to return to full-time performance of his duties within 30 days of receiving written notice of his termination due to disability.

              The agreement also incorporates a confidentiality agreement applicable during the term of his employment and following his termination. Pursuant to the confidentiality agreement, Mr. Herrmann agrees to hold in confidence and not disclose any confidential information and not use any confidential information without the written consent of the Company, except as may be required to fulfill his duties to the Company. A breach of the confidentiality agreement could result in a "cause" termination.

              Accelerated Vesting of Restricted Stock

              The restricted stock awards granted to the named executive officers under the Stock Incentive Plan provide for accelerated vesting upon a "change in control" (as defined above) or a "potential change in control" (as defined below) unless otherwise determined by the Compensation Committee prior to such "change in control" or "potential change in control," whether or not the named executive officer's employment terminates. Restricted stock awards also vest upon the death or "disability" of a named executive officer, and awards granted prior to January 1, 2006 vest upon "normal retirement" from the Company. For purposes of the equity awards granted under the Stock Incentive Plan:

  •
  "Disability" means total and permanent disability as determined under the Company's long term disability plan;

  •
  "Normal retirement" means retirement from active employment with the Company, any subsidiary, and any affiliate on or after age 65; and

  •
  "Potential change in control" means (1) the entry into an agreement by the Company, the consummation of which would result in a "change in control" as defined above, or (2) the acquisition of securities of the Company representing five percent or more of the combined voting power of the Company's outstanding securities by any person or group (other than the Company, its subsidiaries, or an employee benefit plan of the Company) and the adoption by the Board of a resolution that a "potential change in control" occurred for purposes of the Stock Incentive Plan.

              The value of shares of restricted stock that would vest upon a "change in control," "potential change in control," death, "disability," or "normal retirement" (for awards granted prior to January 1, 2006) is quantified in columns (c) and (d) to the table below, assuming the triggering event occurred on December 31, 2008.

              Severance Plan

              In addition, the named executive officers (other than Mr. Herrmann) are potentially eligible to receive certain severance benefits under the Company's Severance Pay Plan for Home Office Employees (the "Severance Plan") if they are involuntarily terminated due to a corporate realignment, downsizing or other event that the Company, in its sole discretion, determines is a qualifying event for purposes of the Severance Plan. Named executive officers who receive severance under the Severance Plan will be entitled to periodic payment of their base pay for no fewer than 12 weeks and no more than 52 weeks. In addition, the Severance Plan provides that the Company will continue to make the employer contribution under the Company's health plan for the applicable severance period, the employee will receive payment for any unused vacation, and the Company may provide, in its discretion, career transition services.

              Other

              Mr. Herrmann is a participant in the SERP, as described above, and has elected to receive his SERP benefit in a single lump sum payment following his termination of employment. The balance of

Mr. Herrmann's account under the SERP as of December 31, 2008 is disclosed in column (f) of the 2008 Nonqualified Deferred Compensation Table above. Mr. Avery is a participant in the Portfolio Managers Plan, the material terms of which are described above. If Mr. Avery is terminated on December 31, 2008 due to "total disability," "retirement" or death (or if he resigns other than upon "retirement" or is terminated by the Company without "cause" and the Company determines in its sole discretion that his account will not be forfeited) he would receive the balance of his account in a single lump sum payment (subject to the six month delay on certain termination payments imposed by the Internal Revenue Code). The balance of Mr. Avery's account under the Portfolio Managers Plan as of December 31, 2008 is disclosed in column (f) of the 2008 Nonqualified Deferred Compensation Table above.

              The table below quantifies (1) severance amounts payable and the value of benefits available pursuant to Mr. Herrmann's Change in Control Agreement upon a termination without "cause" by the Company or for "good reason" by Mr. Herrmann following a "change in control" [column (a)], (2) amounts payable and the value of benefits available pursuant to the Severance Plan if a named executive officer is involuntarily terminated due to a corporate realignment, downsizing or other event that the Company, in its sole discretion, determines is a qualifying event for purposes of the Severance Plan, [column (b)] (3) the value of restricted stock vesting upon a "change in control," "potential change in control," death or "disability" for purposes of the Company's stock award plans [column (c)], and (4) the value of restricted stock vesting upon "normal retirement" for purposes of the Stock Incentive Plan [column (d)], all of which assume that the applicable triggering event occurred on December 31, 2008 and where applicable, are based on a stock price of $15.46, the closing market price of the Company's Class A common stock on December 31, 2008. Benefits reflected below are estimates; the actual benefit payable is determined upon termination.

	Payments and Benefits under Change in Control Employment Agreement ($)(1)		Payments and Benefits under Severance Plan ($)(2)(3)(4)	Change in Control Events, Death, or Disability Pursuant to Stock Incentive Plan ($)(5)	Normal Retirement Pursuant to Stock Incentive Plan ($)(6)
	(a)		(b)	(c)	(d)
Henry J. Herrmann
Change in Control Severance	10,465,000
Severance Plan Benefits			0
Health Benefits and Perquisites	367,662	(7)
Pro Rata Bonus	1,000,000
Additional Retirement Benefits	92,400
Outplacement	200,000
280G Gross Up	0
Vesting of Restricted Stock				2,767,325	386,500
Total	12,125,062
Daniel P. Connealy
Severance Plan Benefits			187,500
Medical and Dental Benefits			1,442
Accrued Vacation			30,000
Career Transition Services			78,000
Equity Compensation Vesting				2,003,616	69,616
Total			296,942
Michael L. Avery
Severance Plan Benefits			465,385
Medical and Dental Benefits			5,361
Accrued Vacation			52,885
Career Transition Services			110,000
Equity Compensation Vesting				3,164,384	103,056
Total			633,631
Thomas W. Butch
Severance Plan Benefits			228,365
Medical and Dental Benefits			4,696
Accrued Vacation			36,538
Career Transition Services			95,000
Equity Compensation Vesting				3,090,902	166,334
Total			364,599
Daniel C. Schulte
Severance Plan Benefits			161,442
Medical and Dental Benefits			4,320
Accrued Vacation			28,077
Career Transition Services			73,000
Equity Compensation Vesting				1,997,927	154,600
Total			266,839

(1)
Quantifies only benefits payable upon termination without "cause" by the Company or for "good reason" by Mr. Herrmann under the Change in Control Agreement following a "change in control" (the maximum benefits payable under this agreement). A change in control and qualifying termination of employment under this agreement occurring on December 31, 2008 would also result in the accelerated vesting quantified in column (c).
(2)
Mr. Herrmann is not eligible to receive severance benefits under the Severance Plan. Severance Plan benefits for Messrs. Connealy, Avery, Butch and Schulte are equal to 25, 44, 25 and 23 weeks of base pay, respectively, in accordance with the normal payroll practices of the Company.

(3)
Reflects career transition services equal to 20% of each named executive officer's base salary. Pursuant to the Severance Plan, career transition services may be offered in the sole discretion of the Company. Consequently, these amounts may not be payable even if the named executive officer is otherwise eligible for benefits under the Severance Plan.
(4)
For accrued vacation, these amounts reflect the maximum number of vacation days Messrs. Connealy, Avery, Butch and Schulte could have accrued in 2008, which is equal to 20, 25, 20 and 20 days, respectively.
(5)
Includes for Messrs. Herrmann, Connealy, Avery, Butch and Schulte 178,999, 129,600, 204,682, 199,929 and 129,232 shares, respectively, of unvested restricted stock held as of December 31, 2008.
(6)
Includes for Messrs. Herrmann, Connealy, Avery, Butch and Schulte 25,000, 4,503, 6,666, 10,759 and 10,000 shares, respectively, of unvested restricted stock granted prior to January 1, 2006 and held as of December 31, 2008. These shares are also included in the share amounts and values reported in column (c).
(7)
Represents the aggregate cost for three years of benefits and includes estimated annual amounts for life insurance benefits ($65,724), the use of corporate aircraft ($9,080), financial planning expenses ($11,870) as well as medical benefits, additional travel expenses, personal use of a Company provided automobile, club dues and an annual executive physical. The total annual cost to the Company for continuation of benefits for Mr. Herrmann and his dependents under the Company's insurance and benefit plans is $122,254.

 PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

              The Audit Committee has selected KPMG LLP as the Company's independent registered public accounting firm to examine the consolidated financial statements of the Company for the 2009 fiscal year. The Board seeks an indication from our stockholders of their approval or disapproval of the Audit Committee's selection of KPMG as the Company's independent registered public accounting firm for the 2009 fiscal year.

              KPMG has been our independent auditor since 1981, and no relationship exists other than the usual relationship between auditor and client. Representatives of KPMG are expected to be present at the annual meeting to respond to appropriate questions and will have the opportunity to make a statement if the representatives desire to do so. If our stockholders do not ratify the appointment of KPMG at the annual meeting, the Audit Committee will consider such event in its selection of the Company's independent registered public accounting firm for the 2010 fiscal year. Additionally, even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the 2009 fiscal year if it determines that such a change would be in the best interests of the Company and its stockholders.

              THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF KPMG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Audit and Non-Audit Services

              The Audit Committee or its Chairman pre-approves audit and non-audit services to be rendered to the Company and establishes a dollar limit on the amount of fees the Company will pay for each category of services. Generally, management will submit to the Audit Committee a detailed list of services that it recommends the Audit Committee engage the independent auditors to provide for the fiscal year. The Audit Committee is informed from time to time of the non-audit services actually provided pursuant to the pre-approval process. During the year, the Audit Committee periodically reviews the types of services and dollar amounts approved and adjusts such amounts, as it deems appropriate. Unless a service to be provided by the independent auditors has received general pre-approval, it will require specific pre-approval by the Audit Committee. The Audit Committee also periodically reviews all non-audit services to ensure such services do not impair the independence of the Company's registered public accounting firm. The Audit Committee pre-approved all services provided by KPMG for the 2007 and 2008 fiscal years, except for the 2007 audits of the Company's 401(k) Plan and Pension Plan, which involved de minimus fees and were approved by the Audit Committee. These services included the audit of the Company's annual financial statements, audit of the Company's internal control over financial reporting, review of the Company's quarterly financial statements, tax consultation services, preparation of corporate tax returns, auditing of employee benefits plans and certain agreed upon procedural audits. For a discussion of auditor independence, please refer to the "Audit Committee Report" below.

              The following table shows the fees billed by KPMG for audit and other services provided to the Company for the 2008 and 2007 fiscal years, respectively:

	2008	2007 (5)
Audit Fees (1)	$576,000	$575,625
Audit-Related Fees (2)	150,817	105,975
Tax Fees (3)	64,241	127,716
All Other Fees (4)	0	$1,495

Total	$791,058	$810,814

(1)
Audit fees consist of fees for the audit of the Company's annual financial statements, the audit of its internal control over financial reporting, and reviews of the financial statements included in quarterly reports on Form 10-Q.
(2)
Audit-related fees consist of fees for assurance and other services related to the performance of the audit or review of the Company's financial statements, and not reported above under "Audit Fees." These fees primarily relate to financial statement audits of employee benefit plans, certain agreed upon procedures, the issuance of comfort letters and general accounting consultation and research.
(3)
Tax fees consist of fees for income tax consultation, including tax compliance, preparation and review of corporate tax returns, and other general tax consultation.
(4)
All other fees represent expenses related to continuing professional education training.
(5)
Audit fees for 2007 have been increased by $21,625 from those presented in the 2008 Proxy Statement to reflect audit fees billed in 2008 related to the fiscal 2007 audit that had not been billed by KPMG at the time of the mailing of the 2008 Proxy Statement.

              The Audit Committee has considered whether the non-audit services provided by KPMG, including the services rendered in connection with income tax consultation, were compatible with maintaining KPMG's independence and has determined that the nature and substance of the limited non-audit services did not impair the status of KPMG as the Company's independent registered public accounting firm. KPMG did not bill the Company for any other services during fiscal year 2007 or 2008.

 AUDIT COMMITTEE REPORT

              Notwithstanding anything to the contrary set forth in any filings of Waddell & Reed Financial, Inc. (the "Company") under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Audit Committee Report shall not be incorporated by reference into any such filings, and shall not be deemed soliciting material or filed under the Securities Act or the Exchange Act.

              The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management is responsible for the preparation, presentation and integrity of the financial statements, including establishing accounting and financial reporting principles and designing systems of internal control over financial reporting. The Company's independent registered public accounting firm, KPMG LLP ("KPMG") is responsible for expressing an opinion as to the conformity of the Company's consolidated financial statements with generally accepted accounting principles and auditing the effectiveness of internal control over financial reporting.

              In performing its oversight role, the Audit Committee has reviewed and discussed, with management and KPMG, the audited consolidated financial statements contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2008. The Audit Committee has also discussed with KPMG matters required to be discussed by Statement on Auditing Standards 61, "Communication with Audit Committees" as amended, as adopted by the Public Company Accounting Oversight Board.

              Pursuant to Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," as adopted by the Public Company Accounting Oversight Board, the Audit Committee has also received and reviewed the written disclosures and the letter from KPMG and discussed with KPMG their independence.

              Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2008.

Waddell & Reed Financial, Inc. Audit Committee

2008 Members

Dennis E. Logue, Chairman
Alan W. Kosloff
James M. Raines
Ronald C. Reimer

 STOCKHOLDER PROPOSAL

              The Company has received notice of the intention of one of the Company's stockholders to present a proposal for voting at the annual meeting. The text of the stockholder proposal and supporting statement appears exactly as received by the Company. All statements contained in the stockholder proposal and the supporting statement are the sole responsibility of the proponent. The Company will provide the name, address, and stockholdings (to the Company's knowledge) of the proponent of the stockholder proposal promptly upon oral or written request made by any stockholder to the Company's Secretary at the following address or telephone number:

Waddell & Reed Financial, Inc.
6300 Lamar Avenue
Overland Park, KS 66202
Attn: Secretary
Telephone: (913) 236-2013

              The stockholder proposal is required to be voted upon at the annual meeting only if properly presented at the annual meeting.

              THE BOARD AND MANAGEMENT UNANIMOUSLY RECOMMEND A VOTE AGAINST THE FOLLOWING STOCKHOLDER PROPOSAL BASED ON THE BROADER POLICY REASONS SET FORTH BELOW IN THE COMPANY'S OPPOSITION STATEMENT.

 PROPOSAL NO. 3

EXECUTIVE COMPENSATION ADVISORY VOTE

              RESOLVED, that shareholders of Waddell & Reed Financial request the board of directors to adopt a policy that provides shareholders the opportunity at each annual shareholder meeting to vote on an advisory resolution, proposed by management, to ratify the compensation of the named executive officers ("NEOs") set forth in the proxy statement's Summary Compensation Table (the "SCT") and the accompanying narrative disclosure of material factors provided to understand the SCT (but not the Compensation Discussion & Analysis). The proposal submitted to shareholders should make clear that the vote is non-binding and would not affect any compensation paid or awarded to any NEO.

SUPPORTING STATEMENT

              Investors are increasingly concerned about mushrooming executive compensation especially when insufficiently linked to performance. In 2008, shareholders filed close to 100 "Say on Pay" resolutions. Votes on these resolutions have averaged 43% in favor, with ten votes over 50%, demonstrating strong shareholder support for this reform.

              An Advisory Vote establishes an annual referendum process for shareholders about senior executive compensation. We believe the results of this vote would provide the board and management useful information about shareholder views on the company's senior executive compensation.

              In its 2008 proxy Aflac submitted an Advisory Vote resulting in a 93% vote in favor, indicating strong investor support for good disclosure and a reasonable compensation package. Daniel Amos, Chairman and CEO said, "An advisory vote on our compensation report is a helpful avenue for our shareholders to provide feedback on our pay-for-performance compensation philosophy and pay package."

              To date eight other companies have also agreed to an Advisory Vote, including Verizon, MBIA, H&R Block, Ingersoll Rand, Blockbuster, and Tech Data. TIAA-CREF, the country's largest pension fund, has successfully utilized the Advisory Vote twice.

              Influential proxy voting service RiskMetrics Group, recommends votes in favor, noting: "RiskMetrics encourages companies to allow shareholders to express their opinions of executive compensation practices by establishing an annual referendum process. An advisory vote on executive compensation is another step forward in enhancing board accountability."

              The Council of Institutional Investors endorsed advisory votes and a bill to allow annual advisory votes passed the House of Representatives by a 2-to-1 margin. We believe the statement like approach for company leaders is to adopt an Advisory Vote voluntarily before required by law.

              We believe that existing U.S. Securities and Exchange Commission rules and stock exchange listing standards do not provide shareholders with sufficient mechanisms for providing input to boards on senior executive compensation. In contrast, in the United Kingdom, public companies allow shareholders to cast a vote on the "directors' remuneration report," which discloses executive compensation. Such a vote isn't binding, but gives shareholders a clear voice that could help shape senior executive compensation.

              We believe that a company that has a clearly explained compensation philosophy and metrics, reasonably links pay to performance, and communicates effectively to investors would find a management sponsored Advisory Vote a helpful tool.

              We urge the board to allow shareholders to express their opinion about senior executive compensation through an Advisory Vote.

THE COMPANY'S STATEMENT IN OPPOSITION TO PROPOSAL NO. 3

              The Board recognizes that executive compensation is a key corporate governance issue and is committed to ensuring the Company's executive compensation program is aligned with the best interests of stockholders. After careful consideration and for the reasons explained below, the Board believes that adopting the proposal is unnecessary and is not in the best interests of the Company and its stockholders.

              While the Company supports the goal of giving stockholders the opportunity to provide feedback related to executive compensation, the Board believes that direct communication with stockholders is a much more effective and accurate method of expressing support or criticism of our executive compensation practices. Under the Company's existing corporate governance policies, any stockholder may communicate specific observations, support or objections to our executive compensation practices directly with the Board, the Compensation Committee or any individual director, rather than voting on the disclosure of executive compensation. The Board believes that current communication channels provide our stockholders with the ability to share input directly with the Board and the Compensation Committee with specific, meaningful feedback regarding the Company's executive compensation practices, including concerns related to a particular element of pay or a particular individual's compensation. See "Communications with the Board" in the "Corporate Governance" section of this Proxy Statement for further instructions on how stockholders can communicate directly with the Company's Board, Compensation Committee or individual directors.

              Unlike existing communication channels, an advisory vote would not provide meaningful insight to the Compensation Committee regarding specific stockholder concerns that the Compensation Committee could address when reviewing and approving compensation policies and objectives or when making specific executive compensation decisions. If implemented, the proposal would require our stockholders to vote on compensation set forth in the Summary Compensation Table and the accompanying narrative disclosure of material factors provided to understand the Summary Compensation Table. The proposed advisory vote would require the Compensation Committee to speculate as to the meaning of stockholder approval or disapproval of the compensation set forth in the Summary Compensation Table and the accompanying narrative disclosure of material factors provided to understand such table, and does not convey any meaningful specific criticism or support that the Compensation Committee could address. Additionally, such an advisory vote could negatively affect stockholder value by creating the impression among the Company's executive officers that their compensation opportunities could be limited or negatively affected by this practice, while opportunities at the Company's competitors would not be similarly constrained. As of the date this Proxy Statement was filed with the SEC, the Board is not aware of any of the Company's peers who have adopted a similar advisory vote.

              The vote advocated by the proposal fails to recognize that the Company already has in place an executive compensation program that was designed and implemented on thoughtful, independent judgment. The Company's Compensation Committee, consisting entirely of independent directors, is responsible for designing and maintaining an executive compensation program that attracts, motivates and retains a talented executive team. The Compensation Committee annually reviews and approves each senior executive officer's total compensation, as well as the individual components of such compensation. In addition, the Compensation Committee engages an independent compensation consulting firm to assist it in evaluating the effectiveness and fairness of the program, and to help ensure the program is designed in a manner that will provide appropriate incentives while remaining competitive with the Company's peers.

              The Board does not believe the advisory vote will provide the Compensation Committee with more useful information regarding executive compensation practices or improve communication with stockholders, nor is it in the best interests of the Company or our stockholders. Instead, it may very well constrain the Compensation Committee's efforts to recruit and retain an executive team that is best positioned to create long-term stockholder value.

              FOR THE ABOVE REASONS, THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE AGAINST THE ADVISORY VOTE ON EXECUTIVE COMPENSATION.

 OTHER MATTERS

Other Business Presented at the Annual Meeting

              As of the date of this Proxy Statement, the Board knows of no other business that may properly be, or is likely to be, brought before the annual meeting. If any other matters should arise at the annual meeting, shares represented by proxies will be voted at the discretion of the proxy holders.

Important Notice Regarding Internet Availability of Proxy Materials for the Stockholder Meeting to be Held on April 8, 2009

              The proxy materials for the Company's Annual Meeting of Stockholders, including the 2008 Annual Report, Proxy Statement and any other additional soliciting materials, are available over the Internet by accessing the "Corporate" section of the Company's website at www.waddell.com. Other information on the Company's website does not constitute part of the Company's proxy materials.

Where You Can Find More Information

              The Company files reports, proxy statements and other information with the SEC. You can read and copy these reports, proxy statements and other information concerning the Company at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information on the public reference room. The SEC maintains an Internet site at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including the Company. The Company's Class A common stock is quoted on the NYSE. These reports, proxy statements and other information are also available for inspection at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

              You may request a copy of the Company's filings (other than exhibits which are not specifically incorporated by reference therein) at no cost by writing or telephoning us at the following address:

Waddell & Reed Financial, Inc.
Attn: Investor Relations Department
6300 Lamar Avenue
Overland Park, Kansas 66202
(800) 532-2757

              If you would like to request documents from the Company, please do so by March 25, 2009 to receive them before the annual meeting.

              You should rely only on the information contained in this Proxy Statement to vote on the proposals solicited in this Proxy Statement. The Company has not authorized anyone else to provide you with different information. You should not assume that the information in this Proxy Statement is accurate as of any date other than March 6, 2009.

                    BY ORDER OF THE BOARD OF DIRECTORS

                    Wendy J. Hills
                     Vice President, Secretary & Associate General Counsel

Stockholder Name

and Address prints here

Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m. (CDT) on April 7, 2009.

Vote by Internet

•      Log on to the Internet and go to www.investorvote.com

•      Follow the steps outlined on the secured website.

Vote by telephone

•      Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone.  There is NO CHARGE to you for the call.

•      Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example.  Please do not write outside the designated areas.  ☒

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A.	Proposals — The Board of Directors recommends a vote FOR the listed nominees, FOR Proposal 2 and AGAINST Proposal 3.

1.	Election of Directors:

FOR	WITHHOLD
01 — Dennis E. Logue	☐	☐

FOR	WITHHOLD
02 — Ronald C. Reimer	☐	☐

2.	Ratification of the selection of KPMG LLP as the independent registered public accounting firm for the fiscal year 2009.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	Stockholder proposal to require an advisory vote on executive compensation.	FOR ☐	AGAINST ☐	ABSTAIN ☐

4.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

B.  Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.

C.  Authorized Signatures - This section must be completed for your vote to be counted — Date and Sign Below

When shares are held by joint tenants, both should sign.  When signing as attorney, executive administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by President or other authorized officer.  If a partnership, please sign in partnership name by an authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

Dear Stockholder:

If voting by proxy, we encourage you to vote your shares electronically this year either by telephone or via the Internet.  This will eliminate the need to return your proxy card.  Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned your proxy card.  When voting your shares electronically by telephone or via the Internet, you will need your proxy card and Social Security Number (where applicable).  The Computershare Vote by Telephone and Vote by Internet systems are maintained by our transfer agent, Computershare Trust Company, N.A. (“Computershare”) and can be accessed 24 hours a day, seven days a week up until the day prior to the annual meeting; votes may be cast by Internet up until 11:59 p.m. (CDT) on the day before the annual meeting.

If you do not vote via proxy card, telephone or the Internet, you may attend the Annual Meeting of Stockholders on April 8, 2009 at 10:00 a.m. (CDT) at the executive offices of the Company, 6300 Lamar Avenue, Overland Park, Kansas, 66202 and vote in person.

Direct Deposit of Dividends

We encourage all stockholders who receive their dividends in cash to participate in direct deposit.  To enroll in this service, please mail your request along with a copy of your voided check, to Computershare at the address noted below.

Transfer Agent Contact Information

Computershare Trust Company, N.A.	Telephone Inside the USA:	(877) 498-8861
P.O. Box 43069	Telephone Outside the USA:	(781) 575-2723
Providence RI 02940-3069	TDD/TTY for Hearing Impaired:	(800) 952-9245

Important Notice Regarding Internet Availability of Proxy Materials for the Stockholder Meeting to be Held on April 8, 2009

The proxy materials for the Company’s Annual Meeting of Stockholders, including the 2008 Annual Report, Proxy Statement and any other additional soliciting materials, are available over the Internet by accessing the “Corporate” section of the Company’s website at www.waddell.com.  Other information on the Company’s website does not constitute part of the Company’s proxy materials.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — Waddell & Reed Financial, Inc.

ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Henry J. Herrmann and Alan W. Kosloff, jointly and severally with full power of substitution, to represent and vote, as represented on the reverse side, all shares of Company Class A common stock that the undersigned holds of record and is entitled to vote at the Annual Meeting of Stockholders to be held at the executive offices of the Company, 6300 Lamar Avenue, Overland Park, Kansas 66202 on the 8th day of April, 2009 at 10:00 a.m. (CDT), or any adjournment thereof.  All shares votable by the undersigned, including shares held of record by agents or trustees for the undersigned as a participant in the Waddell & Reed Financial, Inc. 401(k) and Thrift Plan, the Torchmark Corporation Savings and Investment Plan, the Liberty National Life Insurance Company 401(k) Plan and the Profit Sharing and Retirement Plan of Liberty National Life Insurance Company, will be voted in the same manner specified and in the discretion of the persons named above, or such agents or trustees, on such other matters as may properly come before the meeting.

Receipt herewith of the Company’s Annual Report and Notice of Meeting and Proxy Statement dated March 6, 2009 is hereby acknowledged.

THIS PROXY WHEN PROPERLY SIGNED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS, WHICH ARE FOR PROPOSALS 1 AND 2, AND AGAINST PROPOSAL 3. THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTER

REFERRED TO IN PROPOSAL 4. THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED.  THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

QuickLinks

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING
PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING
PROPOSAL NO. 1
ELECTION OF DIRECTORS
OTHER INFORMATION YOU NEED TO MAKE AN INFORMED DECISION
DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY
CORPORATE GOVERNANCE
2008 Director Compensation
COMPENSATION COMMITTEE REPORT
COMPENSATION DISCUSSION & ANALYSIS
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
2008 GRANTS OF PLAN-BASED AWARDS TABLE
2008 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE
2008 OPTION EXERCISES AND STOCK VESTED TABLE
2008 PENSION BENEFITS TABLE
2008 NONQUALIFIED DEFERRED COMPENSATION TABLE
PROPOSAL NO. 2
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
AUDIT COMMITTEE REPORT
STOCKHOLDER PROPOSAL
PROPOSAL NO. 3
EXECUTIVE COMPENSATION ADVISORY VOTE
SUPPORTING STATEMENT
THE COMPANY'S STATEMENT IN OPPOSITION TO PROPOSAL NO. 3
OTHER MATTERS